     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1994

                                                      REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                                 THE DIAL CORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                          36-1169950
          (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                       DIAL TOWER, PHOENIX, ARIZONA 85077
                                 (602) 207-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ________________________

                                 JOHN W. TEETS
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 THE DIAL CORP
                       DIAL TOWER, PHOENIX, ARIZONA 85077
                                 (602) 207-4000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            _________________________

                                   COPIES TO:

                L. GENE LEMON, ESQ.                                 JOEL S. KLAPERMAN
        VICE PRESIDENT AND GENERAL COUNSEL                         SHEARMAN & STERLING
                   THE DIAL CORP                                  599 LEXINGTON AVENUE
                    DIAL TOWER                                  NEW YORK, NEW YORK 10022
              PHOENIX, ARIZONA 85077                                 (212) 848-4000
                  (602) 207-4000

                            ________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            _________________________
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS                        AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING              AMOUNT OF
OF SECURITIES TO BE REGISTERED             REGISTERED(1)          UNIT(2)                PRICE(3)                 REGISTRATION FEE
____________________________________________________________________________________________________________________________________
Debt Securities....................                                 100%
___________________________________                          __________________

Debt Warrants......................                                  __
___________________________________

Preferred Stock....................        $500,000,000              __                  $500,000,000                $174,414
___________________________________

Depositary Shares..................                                  __
___________________________________

Common Stock(4)....................                                  __
___________________________________

Common Stock Warrants..............                                  __
====================================================================================================================================

(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or units of one or more foreign currencies or composite currencies. If any securities are issued at an original issue discount, then additional securities may be issued so long as the aggregate initial offering price of all such securities, together with the initial offering price of all other securities registered hereunder or previously registered under the Securities Act, does not exceed $500,000,000.
(2) Estimated solely for the purpose of computing the registration fee.
(3) No separate consideration will be received for Common Stock or Preferred Stock that are issued upon conversion of Debt
    Securities, Preferred Stock, or Depositary Shares. The proposed maximum aggregate offering price has been estimated solely for the purpose of computing the registration fee.
(4) Includes associated rights (the "Rights") to purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Stock, and will be transferred along with and only with the Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
====================================================================================================================================

                               INTRODUCTORY NOTE

     This Registration Statement contains a form of Basic Prospectus relating to the Securities registered hereby and a form of Prospectus Supplement relating to an offering of Medium-Term Notes of The Dial Corp, due nine months or more from date of issuance. The Prospectus Supplement relates only to such Medium-Term Notes and is one form of Prospectus Supplement which may be used by The Dial Corp to offer its Securities under this Registration Statement.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated             , 1994)
$500,000,000

THE DIAL CORP
MEDIUM-TERM NOTES
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
The Dial Corp (the "Company") may offer from time to time its Medium-Term Notes, in one or more series (the "Notes") having aggregate proceeds of up to $500,000,000, subject to reduction at the option of the Company, including as a result of the sale of other Securities of the Company under the Prospectus to which this Prospectus Supplement relates. The Notes will be offered at varying maturities nine months or more from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity as set forth in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement. Notes may pay a legal amount in respect of both principal and interest amortized over the life of the Note (an "Amortizing Note"). Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000. Each Note will bear interest either at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or at a floating rate (a "Floating Rate Note") as set forth in the Pricing Supplement. The Notes will rank pari passu with all outstanding unsubordinated and unsecured indebtedness of the Company. See "Description of Notes."

Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note will accrue from its date of issue and will be payable semiannually on each January 15, and July 15 and at maturity (or date of earlier redemption or repayment). Interest on each Floating Rate Note will accrue from its date of issue and will be payable monthly, quarterly, semiannually, annually or otherwise as specified in the applicable Pricing Supplement, and at maturity (or date of earlier redemption or repayment). The issue price, the maturity date, any applicable interest rate or interest rate formula, any redemption and repayment provisions and any other terms applicable to each Note will be established at the time of issuance of such Note and set forth in the applicable Pricing Supplement.

Unless otherwise specified in the Pricing Supplement, each Note will be issued only in book-entry form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as Depositary (a "Book-Entry Note"). Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to beneficial interests of participants) and its participants. See "Description of Notes -- Book-Entry System."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------

                                           PRICE TO             AGENTS'                  PROCEEDS TO
                                           PUBLIC(1)         COMMISSION(2)              COMPANY(2)(3)
Per Note.............................    100.000%         .125%-.750%             99.250%-99.875%
Total................................    $500,000,000     $625,000-$3,750,000     $496,250,000-$499,375,000

- --------------------------------------------------------------------------------
(1) Unless otherwise specified in the applicable Pricing Supplement, the Notes will be sold at 100% of their principal amount.

(2) For any Note with a maturity from nine months to thirty years from its date of issue, the Company will pay a commission to Salomon Brothers Inc, Citicorp Securities, Inc., Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (each an "Agent" and collectively the "Agents"), in the form of a discount ranging from .125% to .750% of the principal amount of any Note, depending upon maturity, sold through such Agents. The commission applicable to any Note with a maturity of greater than thirty years from its date of issue will be determined at the time of sale. The Company may also sell Notes to an Agent, as principal, at a discount for resale to investors, other dealers or other purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable pricing supplement, at a fixed offering price, as determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. The Company may also sell Notes directly to investors on its own behalf, in which case no commission will be payable. See "Plan of Distribution."

(3) Before deduction of expenses payable by the Company in connection with the offering of the Notes estimated to be $500,000, including reimbursement of certain of the Agents' expenses.

The Notes are being offered on a continuous basis by the Company through the Agents, each of which is authorized to solicit purchases of the Notes. The Company reserves the right to sell Notes directly on its own behalf in those jurisdictions where it is authorized to do so. The Notes will not be listed on any securities exchange. There can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company may reject any offer, in whole or in part. See "Plan of Distribution."

SALOMON BROTHERS INC
                     CITICORP SECURITIES, INC.
                                        GOLDMAN, SACHS & CO.
                                                      MERRILL LYNCH & CO.
The date of this Prospectus Supplement is                       , 1994.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities (as such term is used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made. The terms and conditions set forth herein will apply to each Note unless otherwise specified in the applicable Pricing Supplement and the related Note.

GENERAL

     The Notes will be issued under an indenture, dated as of April 1, 1993 (the "Senior Indenture"), between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). The Notes will rank as to priority of payment pari passu with all other unsubordinated and unsecured indebtedness of the Company. The Notes may be issued, from time to time, in one or more series under the Senior Indenture and are limited to aggregate proceeds of $500,000,000, subject to reduction at the option of the Company, including as a result of the sale of other Securities of the Company. See "Plan of Distribution."

     The statements herein concerning the Notes and the Senior Indenture do not purport to be complete. They are qualified in their entirety by reference to the provisions of the Senior Indenture, including the definitions of certain terms used herein without definition.

     The Notes will be offered on a continuous basis and will mature on any day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity. Each Note will bear interest at either (a) a fixed rate, which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity or (b) a rate or rates determined by reference to the interest rate base or combination of interest rate bases (each a "Base Rate") specified in the applicable Pricing Supplement, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below).

     The Notes will be issued in fully registered form only, without coupons. Unless otherwise provided in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

     Interest rates offered by the Company with respect to the Notes may differ depending upon the aggregate principal amount of Notes purchased in any transaction.

     The applicable Pricing Supplement will indicate either that a Note cannot be redeemed prior to maturity or that a Note will be redeemable at the option of the Company on or after a specified date at prices declining from a specified premium, if any, to par after a later date, together with accrued interest to the date of redemption, and if the Notes are subject to a sinking fund. Each Note may pay a legal amount in respect of both principal and interest amortized over the life of the Note.

     The applicable Pricing Supplement will indicate whether a Note may be subject to repayment at the option of the holder and, if such Note is subject to such repayment, the date or dates specified prior to maturity and the applicable price or prices (together with accrued interest, if any, and premium, if any), to the date or dates of repayment.

     Unless otherwise provided in the applicable Pricing Supplement, each Note will be issued as a Book-Entry Note registered in the name of the nominee of the Depositary. So long as the Depositary or its nominee is the registered owner of such Book-Entry Notes, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes for all purposes under the Indenture. Except as set forth under "Book-Entry System," Book-Entry Notes will not be issuable in certificated form.

     The Notes may be issued as original issue discount notes (each an "Original Issue Discount Note") which will be offered at a discount from the principal amount thereof due at the stated maturity of such Notes. There may not be any periodic payments of interest on Original Issue Discount Notes. In the event of an acceleration of the maturity of any Original Issue Discount Note, the amount payable to the holder of such Original Issue Discount Note upon such acceleration will be determined in accordance with the Pricing

Supplement and the terms of such security, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Note. For federal income tax considerations with respect to the Original Issue Discount Notes, see "Certain United States Federal Income Tax Consequences" herein.

     The Pricing Supplement relating to each Note will describe the following terms: (1) whether such Note is a Fixed Rate Note or a Floating Rate Note; (2) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (3) the trade date; (4) the date on which such Note will be issued (the "Original Issue Date"); (5) the date on which such Note will mature (the "Maturity Date"); (6) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest (the "Interest Rate"); (7) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any (each as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; (8) whether such Note may be redeemed at the option of the Company or repaid at the option of the holder prior to maturity, and, if so, the provisions relating to such redemption or repayment; (9) whether such Note is an Original Issue Discount Note, and, if so, the yield to maturity; (10) whether such Note is an Amortizing Note, and, if so, the dates and amounts that principal is payable; and (11) any other terms of such Note not inconsistent with the provisions of the Indenture.

     "Business Day" means any day other than a Saturday or Sunday that is (a) neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in The City of New York and (b) with respect to Notes that will bear interest based on a specified percentage of London interbank offered rate quotations ("LIBOR"), a London Banking Day. "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and any premium and interest on each Note will be paid by the Company in U.S. dollars. Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent in The City of New York (a "Paying Agent"), capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed The Chase Manhattan Bank, N.A. to serve as Paying Agent.

     Unless otherwise specified in the applicable Pricing Supplement, interest on a Note which is not a Book-Entry Note (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be paid, except as provided below, by mailing a check to the holder at the address of such holder appearing on the security register for the Notes on the applicable Regular Record Date (as defined below). Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms which are not Book-Entry Notes will be entitled to receive payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions shall have been received in writing by the Paying Agent not less than ten Business Days prior to the applicable Interest Payment Date. Payments of interest on a Book-Entry Note will be made in accordance with the arrangements from time to time in place between the Paying Agent and the holder thereof. Beneficial owners of Book-Entry Notes are expected to be paid in accordance with the Depositary's and its participants' procedures in effect from time to time as described under "Book-Entry System" below.

     The regular record date (the "Regular Record Date") with respect to any date (an "Interest Payment Date") on which interest on a Note is due and payable shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. Interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Regular Record Date corresponding to such Interest Payment Date; provided, however, that unless otherwise specified in the applicable Pricing Supplement, in the case of a Note having an Original Issue Date between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such

Interest Payment Date shall be paid on the succeeding Interest Payment Date to the registered holder on the Regular Record Date for the succeeding Interest Payment Date; provided, further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable.

     Unless otherwise specified in the applicable Pricing Supplement, payments of principal, premium, if any, and interest, if any, on the Notes at maturity or upon earlier redemption or repayment will be made, if at maturity or upon earlier redemption, then on the Maturity Date or the date fixed for redemption, as applicable, upon surrender of the Notes accompanied by appropriate wire instructions at the office of the Paying Agent in The City of New York, and, if upon repayment prior to maturity, then on the applicable date for repayment, provided the holder shall have complied with the requirements for repayment set forth in the Notes. All such payments shall be made in immediately available funds; provided that the Notes to be paid that are not Book-Entry Notes presented to the office of the Paying Agent in The City of New York in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If an Interest Payment Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be postponed to the next succeeding Business Day (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the next preceding Business Day). If the maturity date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date (or the date of redemption or repayment). In the case of Book-Entry Notes, such payments of principal, premium, if any, and interest, if any, will be made to the Depositary or its nominee as the registered owner of such Book-Entry Notes. Payments to beneficial owners of Book-Entry Notes are expected to be made through the Depositary and its participants. See "Description of Securities -- Global Securities" in the accompanying Prospectus.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one half cent being rounded upward).

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date at the annual interest rate or rates specified on the face thereof and in the applicable Pricing Supplement until the principal amount thereof is paid or payment thereof is duly provided for. Unless otherwise set forth in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semiannually on January 15 and July 15 of each year, and at maturity or upon earlier redemption or repayment to the persons to whom principal is payable (which, in the case of Book-Entry Notes, will be the Depositary or its nominee). Each payment of interest in respect of an Interest Payment Date shall include interest accrued to, but excluding, such Interest Payment Date and payments of interest at maturity or upon earlier redemption or repayment shall include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment. Any payment on any Fixed Rate Note due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

FLOATING RATE NOTES

     Each Floating Rate Note will bear interest from its Original Issue Date at a rate determined by reference to the Base Rate which may be adjusted by a Spread and/or Spread Multiplier, if any. The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note: (a) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (b) LIBOR (a "LIBOR Note"), (c) the Treasury Rate (a "Treasury Rate Note"), (d) the CD Rate (a "CD Rate Note"), (e) the Federal

Funds Rate (a "Federal Funds Rate Note"), (f) the Prime Rate (a "Prime Rate Note"), (g) the CMT Rate (a "CMT Rate Note") or (h) such other Base Rate or formula as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period until maturity of the instrument or obligation from which the Base Rate is calculated.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest that may be applicable during any Interest Period (a "Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate of interest that may accrue during any Interest Period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law, the maximum rate of interest on the date of this Prospectus Supplement, with certain exceptions, is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the rate of interest is reset being herein referred to as an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as hereinafter provided); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, if any Interest Reset Date for any Floating Rate Note that resets daily or weekly is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day would fall in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

     Interest on each Floating Rate Note will be payable monthly, quarterly, semiannually, or annually as specified in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, the Interest Payment Date will be, in the case of Floating Rate Notes with a daily, weekly or monthly Interest Period, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year (as specified in the applicable Pricing Supplement); in the case of Floating Rate Notes with a quarterly Interest Period, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semiannual Interest Period, the third Wednesday of each of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Period, the third Wednesday of the month of each year specified in the applicable Pricing Supplement and, in each case, the Maturity Date (or date of redemption or repayment). If such an Interest Payment Date is not a Business Day, such Interest Payment Date will be postponed to the succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day.

     The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, an interest payment for Floating Rate Notes (except in the case of Floating Rate Notes which reset daily or weekly) shall be the amount of interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has been paid, as the case may be, to, but excluding, the next following Interest Payment Date set forth in such Pricing Supplement (an "Interest Period") or to, but excluding, the Maturity Date or the date of redemption or repayment. In the case of a Floating Rate Note on which interest is reset daily or weekly, interest payments shall be the amount of interest accrued from and including the Original Issue Date or from and including the last date for which interest has been paid, as the case may be, to, but excluding, the Regular Record Date immediately preceding such Interest Payment Date, except that at maturity or redemption the interest payable will include interest accrued to, but excluding, the Maturity Date or date of redemption.

     With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 in the case of Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, by the number of days in the year in the case of Treasury Rate Notes or CMT Rate Notes, or by such other number of days as set forth in the Pricing Supplement in the case of Notes carrying another Base Rate. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as described below).

     Unless otherwise specified in the applicable Pricing Supplement, The Chase Manhattan Bank, N.A. shall be the calculation agent (in such capacity, the "Calculation Agent") with respect to the Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

     The interest rate in effect with respect to a Floating Rate Note from the Original Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

     Commercial Paper Rate Notes

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated by reference to the Commercial Paper Rate and the Spread, if any, and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Commercial Paper Interest Determination Date") and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication, under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date (as defined below), then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                        Money Market Yield =    D X 360
                                              ______________ X 100
                                               360 - (DXM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

     The interest rate on Commercial Paper Rate Notes for each Interest Reset Date shall be the Commercial Paper Rate applicable to such Interest Reset Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified in the applicable Pricing Supplement; provided, however, that
(i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten days immediately prior to maturity or repayment will be that in effect on the tenth day preceding such maturity or repayment. The "Calculation Date" pertaining to a Commercial Paper Interest Determination Date will be the first to occur of either (a) the tenth Business Day after such Commercial Paper Interest Determination Date or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     LIBOR Notes

     LIBOR Notes will bear interest at the interest rates (calculated by reference to LIBOR and the Spread, if any, and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, LIBOR for each Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to an Interest Reset Date relating to a LIBOR Note, either, as specified in the applicable Pricing Supplement: (a) the arithmetic mean of the offered rates for deposits in the applicable currency specified in the Pricing Supplement (or, if no such currency is specified, U.S. dollars) for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Reset Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the Interest Reset Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters") or (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest Reset Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Reset Date ("LIBOR Telerate"). Unless otherwise indicated in the applicable Pricing Supplement, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that Interest Reset Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to an Interest Reset Date on which this provision applies, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 A.M., London time, on such Interest Reset Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market commencing on the second London Banking Day immediately following such Interest Reset Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Reset Date by three major banks (which may include the Agents) in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the specified Index Maturity designated in the applicable Pricing Supplement commencing on the second London Banking Day immediately following such Interest Reset Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR then in effect on such Interest Reset Date.

     The interest rate on LIBOR Notes for each Interest Reset Date shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified in the applicable Pricing Supplement; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten days immediately prior to maturity or repayment will be that in effect on the tenth day preceding such maturity or repayment.

     Treasury Rate Notes

     Treasury Rate Notes will bear interest at the interest rates (calculated by reference to the Treasury Rate and the Spread, if any, and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Reset Date, the rate for the auction held on the Treasury Rate Determination Date (as defined below) of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect on such Treasury Rate Determination Date.

     The "Treasury Rate Determination Date" for any Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned, but if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except such auction may be held on the preceding Friday. If as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If no auction is held in any week (or on the preceding Friday), the Treasury Rate Determination Date shall be the Monday of the week in which the Interest Reset Date falls.

     The interest rate on Treasury Rate Notes for each Interest Reset Date shall be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified in the applicable Pricing Supplement; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten days immediately prior to maturity or repayment will be that in effect on the tenth day preceding such maturity or repayment. The "Calculation Date" pertaining to a Treasury Rate Determination Date will be the first to occur of either (a) the tenth Business Day after such Treasury Rate Determination Date or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     CD Rate Notes

     CD Rate Notes will bear interest at the interest rates (calculated by reference to the CD Rate and the Spread, if any, and/or Spread Multiplier, if
any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" with respect to each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "CD Interest Determination Date") and shall be the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such CD Interest Determination Date, then the CD Rate shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not so published by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified Index Maturity in a denomination of U.S.$5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

     The interest rate on CD Rate Notes for each Interest Reset Date shall be the CD Rate applicable to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified in the applicable Pricing Supplement; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten days immediately prior to maturity or repayment will be that in effect on the tenth day preceding such maturity or repayment. The "Calculation Date" pertaining to a CD Interest Determination Date will be the first to occur of either (a) the tenth Business Day after such CD Interest Determination Date or
(b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Notes

     Federal Funds Rate Notes will bear interest at the interest rates (calculated by reference to the Federal Funds Rate and the Spread, if any, and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" with respect to each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Federal Funds Interest Determination Date"), and shall be the rate on that date for Federal Funds as published in H.15 (519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Reset Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

     The interest rate on Federal Funds Rate Notes for each Interest Reset Date shall be the Federal Funds Rate applicable to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified in the applicable Pricing Supplement; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate; and (ii) the interest rate in effect for the ten days immediately prior to maturity or repayment will be that in effect on the tenth day preceding such maturity or repayment. The "Calculation Date" pertaining to a Federal Funds Interest Determination Date will be the first to occur of either (a) the tenth Business Day after such Federal Funds Interest Determination Date or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rates (calculated by reference to the Prime Rate and the Spread, if any, and/or Spread Multiplier, if
any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Prime Rate" with respect to each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Prime Interest Determination Date") and shall be the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan," or if not so published prior to 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appear on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for the Prime Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rate quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     The interest rate on Prime Rate Notes for each Interest Reset Date shall be the Prime Rate applicable to such Interest Reset Date, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified in the applicable Pricing Supplement; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate and (ii) the interest rate in effect for the ten days immediately prior to maturity or repayment will be that in effect on the tenth day preceding such maturity or repayment. The "Calculation Date" pertaining to a Prime Interest Determination Date will be the first to occur of either (a) the tenth Business Day after such Prime Interest Determination Date or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     CMT Rate Notes

     CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and any applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption ". . .Treasury Constant Maturities. . .Federal Reserve Board Release H.15. . .Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

     Payments on Amortizing Notes

     Amortizing Notes are securities for which payments of principal and interest are made in equal installments over the life of the security. Unless otherwise provided in the applicable Pricing Supplement, interest on each Amortizing Note will be computed upon the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

     Book-Entry System

     Upon issuance, all Book-Entry Notes having the same Original Issue Date, original issue discount provisions, if any, Maturity Date, redemption provisions, if any, repayment provisions, if any, Interest Payment Dates, Interest Period, Regular Record Dates and, in the case of Fixed Rate Notes, interest rate or, in the case of Floating Rate Notes, the Base Rate, Initial Interest Rate, Index Maturity, Interest Reset Dates, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum Interest Rate, if any, will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") or such other depositary as is specified in the Pricing Supplement, and registered in the name of a nominee of the Depositary.

     Book-Entry Notes will not be exchangeable for certified Notes. However, if the Depositary is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in definitive form in exchange for the Book-Entry Notes. In addition, the Company may at any time and in its sole discretion determine not to have Book-Entry Notes, and, in such event, will issue individual Notes in definitive form in exchange for the Book-Entry Notes previously representing all such Notes. In either instance, an owner of a beneficial interest in a

Book-Entry Note will be entitled to physical delivery of Notes in definitive form equal in principal amount to such beneficial interest and to have such Notes registered in its name. Individual Notes so issued in definitive form will be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

     The Depositary has advised the Company and the Agents as follows: The Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the accompanying Prospectus under "Description of Debt Securities -- Global Securities." The Depositary has confirmed to the Company, the Agents and the Trustee that it intends to follow such procedures.

REDEMPTION AND REPURCHASE

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to maturity or that such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' written notice to the holders of the Notes, addressed to them at their respective addresses appearing on the Security Register of the Notes. If less than all Notes of a series having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the Company's discretion, be held, resold or surrendered to the Trustee for cancellation.

REPAYMENT AT OPTION OF HOLDER

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to maturity or that the Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices, including premium, if any, set forth in the applicable Pricing Supplement, together with accrued interest, if any, to the date or dates of repayment.

     In order for a Note which by its terms is repayable prior to its maturity to be so repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and
(b) either (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Paying Agent by such fifth Business Day. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note, provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax considerations relevant to the purchase, ownership and disposition of a Note and is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this Prospectus Supplement and all of which are subject to change, possibly with retroactive effect. This summary, however, provides general information only and does not purport to address all of the United States federal income tax consequences that may be applicable to a holder of a Note. It does not address all of the tax consequences that may be relevant to certain types of holders subject to special treatment under the federal income tax law, such as individual retirement and other tax-deferred accounts, dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding Notes as a hedge or hedged against currency risk (or as a position in a straddle for tax purposes) or United States persons (as defined below) whose functional currency is other than the U.S. dollar. It also does not discuss the tax consequences to subsequent purchasers of Notes and is limited to investors who hold the Notes as capital assets (generally property held for investment). The federal income tax consequences of purchasing, holding or disposing of a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable Pricing Supplement and prospective purchasers should refer to the applicable Pricing Supplement. Further, persons considering the purchase of Notes are advised to consult their own tax advisors concerning the application of the United States federal income tax law to their particular situations as well as any tax consequences arising under the law of any state, local or foreign tax jurisdiction.

UNITED STATES PERSONS

     For purposes of the following discussion, "United States person" means an individual who is a citizen or resident of the United States for United States federal income tax purposes, an estate or trust subject to United States federal income taxation without regard to the source of its income, or a corporation, partnership or other entity created or organized in or under the law of the United States or any state or the District of Columbia. The following discussion pertains only to a holder of a Note who is a beneficial owner of such Note and who is a "United States person."

PAYMENTS OF INTEREST ON NOTES THAT ARE NOT ORIGINAL ISSUE DISCOUNT NOTES

     Except as discussed below under "Original Issue Discount Notes" and "Short Term Notes", payments of stated interest on a Note will be taxable to a holder as ordinary interest income at the time such interest is accrued or received in accordance with the holder's regular method of tax accounting so long as such interest represents qualified stated interest (as defined below).

PURCHASE, SALE, EXCHANGE OR RETIREMENT OF NOTES

     A holder's tax basis in a Note generally will be the cost of the Note to such holder increased by any original issue discount, market discount or acquisition discount (all as defined below) previously included in the holder's gross income (as described below), and reduced by any amortized premium (as described below), principal payments received by the holder and payments of stated interest received by the holder that do not qualify as payments of qualified stated interest (as defined below).

     Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss equal to the difference between the holder's tax adjusted basis in the Note and the amount realized on the sale, exchange or retirement except to the extent such amount is attributable to accrued interest. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain recognized by a cash basis holder representing accrued interest on a short-term note and for gain attributable to accrued market discount not previously included in income. Any such capital gain or loss will be long term capital gain or loss, if, at the time of the sale, exchange or retirement the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

ORIGINAL ISSUE DISCOUNT NOTES

     The following summary is a general description of U.S. federal income tax consequences to holders of Notes issued with original issue discount ("Original Issue Discount Notes") and is based on the provisions of the Code and on certain Treasury Regulations promulgated thereunder in February 1994 (the "OID Regulations"). For purposes of this discussion, Original Issue Discount Notes includes Notes that are initially sold at a discount from their face amount and Notes that bear stated interest that does not qualify as qualified stated interest (described below).

     For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of each Original Issue Discount Note over its issue price if such excess is greater than or equal to a de minimis amount (described below). The issue price of an issue of Original Issue Discount Notes that are issued for cash will be equal to the first price at which a substantial amount of such Notes are sold to the public. The stated redemption price at maturity of an Original Issue Discount Note is the total of all payments required to be made under the Original Issue Discount Note other than payments of "qualified stated interest." The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or at current values of (i) a single qualified floating rate, or (ii) a single objective rate. A "qualified floating rate" is any floating rate where variations in such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds (e.g., the Prime Rate or LIBOR). An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single formula that is fixed throughout the term of the Note and which is based upon one or more qualified rates or that is based on changes in the price of actively traded property (or an index of the prices of such property).

     Special rules may apply under the OID Regulations in cases where variable rate debt instruments are subject to interest rate caps, floors or certain other interest rate adjustment features.

     Except as described below with respect to Short-Term Notes (as defined below), and subject to a de minimis exception, a holder of an Original Issue Discount Note will be required to include original issue discount in income before the receipt of cash attributable to such income regardless of such Holder's regular method of accounting. Under the de minimis exception, such inclusion is not required if the original issue discount is less than a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The OID Regulations provide that the holder will be required to include any amount excluded under the de minimis rule for original issue discount in income ratably as stated principal payments on the Notes are made.

     The amount of original issue discount includible in income by the initial holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which such holder held such Note ("accrued original issue discount"). Generally, the daily portion of the original issue discount is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. "Accrual periods" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or on the final day of an accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period generally is the sum of the issue price of an Original Issue Discount Note plus the accrued original issue discount for each prior accrual period reduced by any prior payment on the Original Issue Discount Note other than a payment of qualified stated interest. For any accrual period, the amount of the original issue discount allocable to each accrual period is equal to the excess (if any) of (a) the product of the adjusted issue price of the Original Issue Discount Note at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of the accrual period) over (b) the sum of the qualified stated interest, if any, payable on such Original Issue Discount Note and allocable to such accrual period. Under these rules, a holder of an Original Issue Discount Note generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     If a holder's tax basis in an Original Issue Discount Note immediately after it is purchased exceeds the adjusted issue price of the Original Issue Discount Note (the amount of such excess is considered "acquisition premium") but is not greater than the stated redemption price at maturity of such Original Issue Discount Note, the amount includible in income in each taxable year as original issue discount is reduced (but not below zero) by that portion of the excess properly allocable to such year.

     Certain of the Original Issue Discount Notes may be redeemable prior to maturity at the option of the Company (a "call option") and/or repayable prior to maturity at the option of the holder (a "put option"). Original Issue Discount Notes containing either or both of such features may be subject to rules that differ from the general rules discussed above. Holders intending to purchase Original Issue Discount Notes with either or both of such features should carefully examine the applicable Pricing Supplement and should consult with their own tax advisors with respect to either or both of such features since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased Note.

     Under the OID Regulations, holders may elect, subject to certain limitations, to include all interest on a Note using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to elections made with respect to Notes with amortizable bond premium or market discount and holders considering such an election should consult their own tax advisor. The election cannot be revoked without the approval of the Internal Revenue Service.

MARKET DISCOUNT

     If a holder purchases a Note other than an Original Issue Discount Note for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, its "revised issue price" (defined below) as of the purchase date, the amount of the difference will be treated as "market discount", unless such difference is less than a specified de minimis amount. The "revised issue price" of an Original Issue Discount Note generally equals its issue price, plus the aggregate amount of original issue discount, includible (without regard to any reduction for acquisition premium, as discussed above) in gross income by all previous holders of the Original Issue Discount Note, less any cash payments (other than qualified stated interest) made to all previous holders of such Original Issue Discount Note.

     Under the market discount rules of the Code, a holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) or any gain realized on the sale, exchange or retirement of a Note as ordinary income to the extent of the accrued market discount which has not previously been included in income at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, a Holder who purchases a Note with market discount may be required to defer the deduction of a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction.

     Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a Note, unless the holder elects to accrue market discount under the rules applicable to original issue discount. A holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the deferral of interest deductions will not apply.

AMORTIZABLE BOND PREMIUM

     Generally, if a holder's tax basis in a Note exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that the holder may elect to amortize as an offset to interest income on the Note under the constant interest rate method over the period from the Note's acquisition date to its maturity date, with a corresponding decrease in the tax basis of the holder in the Note. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date.

SHORT-TERM NOTES

     In general, an individual or other cash method holder of a Note that matures one year or less from the date of its issuance (a "Short-Term Note") is not required to accrue stated interest or original issue discount on such Note unless it has elected to do so. Holders who report income under the accrual method, however, and certain other holders, including banks, dealers in securities and electing holders, are required to accrue "acquisition discount" (which is generally equal to original issue discount in the absence of an election by the holder) and any stated interest (to the extent not taken into account in determining the amount of acquisition discount) on such Note. In the case of a holder who is not required and does not elect to accrue acquisition discount and interest on a Short-Term Note, any gain realized on the sale, exchange or retirement of such Short-Term Note will be ordinary income to the extent of the acquisition discount and stated interest accrued through the date of sale, exchange or retirement. Such a holder will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Acquisition discount accrues on a straight-line basis unless an election is made to use the constant yield method (based on daily compounding).

     The market discount rules will not apply to a Short-Term Note.

NON-UNITED STATES PERSONS

     Subject to the discussion of backup withholding below, payments of principal and interest (including original issue discount) by the Company or its agent (in its capacity as such) to any holder that is a beneficial owner of a Note, but that is not a United States person and is not engaged in a trade or business in the United States, will not be subject to United States federal withholding tax provided (i) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such holder is not a controlled foreign corporation for United States tax purposes that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") certifies to the Company or its agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

     If a holder of a Note that is not a United States person is engaged in a trade or business in the United States and if interest (including original issue discount) gain or income on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from United States withholding tax discussed in the preceding paragraph by reason of delivery of a properly prepared and completed Form 4224, will be subject to United States federal income tax on such interest (including original issue discount) gain or income less any allowable deductions, at the rates generally applicable to U.S. persons (plus, in the case of corporations, possible "branch profits" tax).

     Subject to the discussion of "backup" withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by a holder who is not a United States person will not be subject to United States federal income or withholding taxes unless (i) such gain is effectively connected with a United States trade or business of the holder (in which case such gain would be taxable as described in the immediately preceding paragraph), or (ii) in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met (in which case such gain generally would be subject to tax on a gross basis at a 30% rate).

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The "backup" withholding and information reporting requirements may apply to payments on a Note and to certain payments of proceeds of the sale or retirement of a Note. The Company, its agent, a broker, or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding equal to 31% of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations and nonresident aliens who provide certification as to their foreign status) are not subject to the backup withholding and reporting requirements.

     Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuous basis by the Company through each of the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase Notes. For any Note with a maturity from nine months to thirty years from its date of issue, the Company will pay each Agent a commission of .125% to .750% of the principal amount of each Note sold through such Agent, depending upon the maturity of the Note. The commission applicable to any Note with a maturity of greater than thirty years from its date of issue will be determined at the time of sale. The Company may sell Notes to any of the Agents, as principal, at or above par or at a discount for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent. The Company may also sell Notes to an Agent, as principal, at a discount for resale to investors, other dealers or other purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed offering price, as determined by such Agent. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. The Company may sell Notes directly to investors on its own behalf. In the case of sales made directly by the Company, no commission will be payable. The Company has agreed to reimburse the Agents for certain expenses. Notes also may be offered through other agents on the same terms and conditions as those described above for offerings through the Agents. In such cases, the names of the other agents will be set forth in the Pricing Supplement.

     The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part whether placed directly with the Company or through an Agent. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it in whole or in part.

     In addition to offering Notes through the Agents as described herein, the Company may sell other Securities. Under certain circumstances, the sale of any such Securities may reduce correspondingly the maximum aggregate amount of Notes that may be offered by this Prospectus Supplement.

     No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each Agent may make a market in the Notes, but such Agent is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for any of the Notes.

     The Company has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments such Agent may be required to make in respect thereof. Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

     Each Agent may sell Notes it has purchased from the Company as principal to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from the Company to such dealers. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and the discount may be changed.

     The Agents and certain of their affiliates engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the Notes offered hereby has been passed upon for the Company by L. Gene Lemon, Esq., Vice President and General Counsel of the Company, and for the Agents by Shearman & Sterling, New York, New York. Shearman & Sterling has advised the Company with respect to certain tax matters relating to the Notes as set forth under "Certain United States Federal Income Tax Consequences."

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION DATED             , 1994

PROSPECTUS

                                 THE DIAL CORP

                       DEBT SECURITIES AND DEBT WARRANTS
                     PREFERRED STOCK AND DEPOSITARY SHARES
                     COMMON STOCK AND COMMON STOCK WARRANTS

     The Dial Corp ("Company" or "Dial") may offer and sell from time to time under this Prospectus, together or separately, (i) unsecured debt securities (the "Debt Securities"), which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of its preferred stock (the "Preferred Stock"), (iv) depositary shares (the "Depositary Shares") representing interests in Preferred Stock, (v) shares of its Common Stock (the "Common Stock") and (vi) warrants to purchase Common Stock (the "Common Warrants"), all on terms to be determined at the time of offering. The Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock or other securities as herein described.

     The Debt Warrants and Common Warrants are collectively called the "Warrants." The Debt Securities, Warrants, Preferred Stock, Depositary Shares or Common Stock, or a combination thereof, proposed to be sold pursuant to this Prospectus and the accompanying Prospectus Supplement are referred to as the "Offered Securities," and the Offered Securities, together with any Debt Securities issuable upon exercise of Debt Warrants, Common Stock issuable upon exercise of Common Warrants, Preferred Stock underlying Depositary Shares or Common Stock or other securities issuable upon conversion or exchange of any Debt Securities or Preferred Stock, are referred to as the "Securities." Securities (including Securities issuable upon conversion or exchange or upon exercise of Warrants) with an aggregate public offering price of up to $500,000,000 (or the equivalent thereof if any of the Securities are denominated in a currency, currency unit or composite currency ("Currency") other than the U.S. dollar) may be issued under this Prospectus.

     The Prospectus Supplement accompanying this Prospectus sets forth, with respect to each series or issue of Securities for which this Prospectus and the Prospectus Supplement are being delivered: (i) the terms of any Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of any interest (or manner of calculation and time of payment thereof), any redemption or repayment terms, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium or interest may be determined, any terms for the conversion or exchange thereof and the form of such Debt Securities (which may be in registered, bearer or global form); (ii) the terms of any Warrants offered, including, where applicable, the exercise price, detachability, expiration date and other terms; (iii) the terms of any Preferred Stock offered, including the specific designations and dividend, redemption, voting and other rights not described in this Prospectus and any terms for the conversion or exchange thereof; (iv) the terms of any Depositary Shares offered; (v) the terms of any Common Stock offered; and (vi) any initial public offering price, the purchase price and net proceeds to the Company and the other specific terms of the offering of the Offered Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     The Offered Securities may be offered through underwriters, agents or dealers. If underwriters are used, it is expected that the managing underwriters will include Salomon Brothers Inc. If an underwriter, agent or dealer is involved in the offering of any Offered Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the Prospectus Supplement. See "Plan of Distribution."
               The date of this Prospectus is             , 1994.

     IN CONNECTION WITH AN OFFERING, THE UNDERWRITERS FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission, which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048, Northwestern Atrium Center, 500 Madison Street (Suite 1400), Chicago, Illinois 60661-2511 and 5757 Wilshire Boulevard, Los Angeles, California 90036-3648. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange and the Pacific Stock Exchange and reports, proxy statements and other information about the Company can also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California 94104. This Prospectus does not contain all the information set forth in the related registration statement and exhibits thereto which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933 and to which reference is hereby made.

                           INCORPORATION BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

          (c) The description of the Company's Common Stock and the Rights to purchase Common Stock contained in the Company's registration statement on Form 8-B, dated February 24, 1992, under Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of Securities, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Dial Corp, Dial Tower, Phoenix, Arizona 85077; Attention: Treasury Department; telephone number (602) 207-4000.

                                  THE COMPANY

     The Company conducts a consumer products and services business focused on North American markets producing annual revenues in excess of $3 billion.

     Dial's Consumer Products segment operates through four divisions, as follows:

          Skin Care, which manufactures and markets Dial, Tone, Spirit, Pure & Natural and Liquid Dial soaps, and other soap and skin care products;

          Laundry, which manufactures and markets Purex and Purex Ultra dry detergent, Purex heavy duty liquid detergent, Trend, Purex Toss 'n Soft and other laundry products;

          Household, which manufactures and markets Renuzit air fresheners, Brillo scouring pads, Sno Bol and Sno Drops toilet bowl cleaners, Parsons ammonia, Bruce floor care products and other household items; and

          Food, which processes and markets Armour Star chili, beef stew, corned beef hash and Vienna sausage, Treet luncheon meat and other shelf-stable canned foods, Lunch Bucket microwaveable meals and other food products.

     Dial's Services business operates in three principal business segments through subsidiary corporations of Dial, as follows:

          Airline Catering and Other Food Services, which engages in airline catering operations, providing in-flight meals to more than 60 domestic and international airlines, and operates foodservice facilities ranging from cafeterias in manufacturing plants to corporate executive dining rooms to the food and beverage facilities of the America West Arena in Phoenix, Arizona;

          Convention Services, which provides exhibit design and construction and exhibition preparation, installation, electrical, transportation and management services to major trade shows, manufacturers, museums and exhibit halls and other customers; and

          Travel and Leisure and Payment Services, which engages in airplane fueling and ground handling, cruise line and hotel/resort operations, recreation and travel services, Canadian intercity bus transportation, and operation of duty-free shops on cruise ships and at international airports, and offers money orders, official checks and negotiable instrument clearing services through a national network of approximately 43,000 retail agents, mid-size bank customers and over 4,500 credit unions in the United States and Puerto Rico.

     Dial subsidiaries operate service or production facilities and maintain sales and service offices in the United States, Canada and Mexico. The Company also conducts business in other foreign countries.

                RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends represent the historical ratios of the Company and are calculated on a total enterprise basis. The ratio of earnings to fixed charges is computed by dividing the sum of Pretax Income from Continuing Operations and Minority Interest and fixed charges (excluding capitalized interest) by fixed charges. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing the sum of Pretax Income from Continuing Operations and Minority Interest and fixed charges (excluding capitalized interest) by the sum of fixed charges and preferred stock dividends. Fixed charges for both ratios represent interest (including capitalized interest), amortization of debt discount and expense and that portion of rental expense which is deemed to be representative of interest. Preferred stock dividends are increased to an amount representing the pre-tax earnings which would be required to cover such dividend requirements.

                                                      THREE
                                                     MONTHS
                                                   ENDED MARCH             FISCAL YEAR
                                                       31,              ENDED DECEMBER 31,
                                                   -----------   --------------------------------
                                                   1994   1993   1993   1992   1991   1990   1989
                                                   ----   ----   ----   ----   ----   ----   ----
    Ratio of Earnings to Fixed Charges............ 2.16   1.75   2.91   2.22   1.74   2.24   1.70
    Ratio of Earnings to Fixed Charges and
      Preferred Stock Dividends................... 2.12   1.72   2.85   2.18   1.69   2.20   1.67

                                USE OF PROCEEDS

     Except as otherwise specified in the accompanying Prospectus Supplement, the net proceeds from the sale of the Securities offered hereby will be added to the working capital of the Company, which combined with internally generated funds, possible future borrowings, and existing cash and marketable securities may be used for capital expenditures, possible future acquisitions, repurchase of the Company's outstanding capital stock, refinancing of outstanding indebtedness, increased working capital requirements, and other corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

     The Company may issue its Debt Securities, either separately or together with other Offered Securities. The Senior Debt Securities will be issued under an Indenture, dated as of April 1, 1993, as supplemented and amended from time to time (hereinafter called the "Senior Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "Senior Trustee"). The Subordinated Securities are to be issued under an Indenture, dated as of June 1, 1994, as supplemented and amended from time to time (the "Subordinated Indenture"), between the Company and Continental Bank, National Association, as Trustee (the "Subordinated Trustee"). Copies of the Senior Indenture and the Subordinated Indenture have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively herein as the "Indentures." The term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The following statements do not purport to be complete and are subject to the detailed provisions of the Indenture, to which reference is hereby made, including the definition of certain terms used herein without definition. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Parenthetical references below are to the Indentures.

GENERAL

     The Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company which is not accorded a priority under applicable law. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Subordination." The Debt Securities will be unsecured general obligations of the Company.

     Each Indenture provides that any Debt Securities proposed to be sold pursuant to this Prospectus and the accompanying Prospectus Supplement ("Offered Debt Securities") and any Debt Securities issuable upon the exercise of Debt Warrants or upon conversion or exchange of other Offered Securities ("Underlying Debt Securities"), as well as other unsecured debt securities of the Company, may be issued under such Indenture in one or more series, in each case as authorized from time to time by the Company. The aggregate principal amount of Debt Securities which may be issued under each Indenture is not limited. The particular terms of the Offered Debt Securities and any Underlying Debt Securities, any modifications of or additions to the general terms of the Debt Securities as described herein that may be applicable in the case of the Offered Debt Securities or Underlying Debt Securities and any applicable federal income tax considerations are described in the Prospectus Supplement. Accordingly, for a description of the terms of any Offered Debt Securities and Underlying Debt Securities reference must be made to both the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

     Reference is made to the Prospectus Supplement together with any applicable pricing supplement thereto relating to the Offered Debt Securities, the Underlying Debt Securities, or both, as the case may be, for the following terms thereof:

           (1) the title of the Debt Securities and whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities;

           (2) the aggregate principal amount of such Debt Securities and any limit upon the aggregate principal amount of the Debt Securities of such series;

           (3) the date or dates on which the principal of the Debt Securities shall be payable;

           (4) the rate or rates (which may be fixed or variable) at which the Debt Securities shall bear interest, or the method by which such rate or rates shall be determined;

           (5) the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the dates on which such interest shall be payable and any record dates therefor;

           (6) the place or places where the principal of, premium, if any, and interest on the Debt Securities shall be payable;

           (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company;

           (8) the obligation, if any, of the Company to redeem, purchase or repay the Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

           (9) if other than the principal amount thereof, the percentage of the principal amount of the Debt Securities payable upon declaration of acceleration of the maturity of the Debt Securities;

          (10) whether the Debt Securities are to be issued in whole or in part in global form ("Global Securities") and, if so, the identity of the Depositary for such Global Securities, and the terms and conditions, if any, upon which interests in such Global Securities may be exchanged, in whole or in part, for the individual Securities represented thereby;

          (11) any deletions from, modifications of, or additions to the events of default or covenants of the Company with respect to any of the Debt Securities;

          (12) if such Debt Securities will be issuable upon the conversion of other Securities or upon the exercise of Debt Warrants, the time, manner, and place for such Debt Securities to be authenticated and delivered;

          (13) whether such Subordinated Debt Securities will be convertible into or exchangeable for Common Stock or other Securities of the Company and, if so, the terms and conditions upon which such Subordinated Debt Securities will be so convertible or exchangeable; and

          (14) any other terms of the Debt Securities, none of which shall be inconsistent with the provisions of the applicable Indenture (Section 2.02).

     The Company may authorize the issuance and provide for the terms of a series of Debt Securities pursuant to a resolution of its Board of Directors or any duly authorized committee thereof or pursuant to one or more supplemental indentures.

     The Debt Securities may be issued in registered form. Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." Unless the applicable Prospectus Supplement relating thereto specifies otherwise, Debt Securities will be issued only in denominations of $1,000 or any integral multiple thereof (Section 2.01). One or more Global Securities will be issued in a denomination or denominations equal to the aggregate principal amount of Outstanding Securities of the series to be represented by such Global Security or Securities (Section 3.01).

     Debt Securities (other than a Global Security) may be presented for exchange and registration of transfer (with the form of transfer endorsed thereon duly executed) at the office of the Company designated for such purpose or at the office of any transfer agent or at the office of any Security Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Debt Securities may initially be presented for registration of transfer or exchange at the Company's principal business office, Dial Tower, Phoenix, Arizona 85077 and at the Principal Office of the Trustee under the applicable Indenture. Debt Securities (other than a Global Security) in the several denominations will be interchangeable without service charge, but the Company may require payment to cover taxes or other governmental charges. The Trustee under the applicable Indenture initially will act as authenticating agent (Sections 1.02, 2.05 and 5.02).

CONVERSION AND EXCHANGE

     If any Debt Securities will, by their terms, be convertible into or exchangeable for Common Stock or other Securities, the Prospectus Supplement relating thereto will set forth the terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Company, provisions for adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Debt Securities. Such terms may also include provision under which the number of shares of Common Stock or the number of other Securities to be received by the holders of such Debt Securities upon such conversion or exchange would be calculated according to the market price of the Common Stock or such other Securities as of a time stated in the Prospectus Supplement.

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, on Debt Securities (other than a Global Security) will be made against surrender of such Debt Securities at the Principal Office of the Trustee under the applicable Indenture in The City of New York. Payment of any installment of interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest. Unless otherwise indicated in the Prospectus Supplement, payments of such interest will be made at the Principal Office of the Trustee under the applicable Indenture in The City of New York and at any other office or agency maintained by the Company for such purposes, or, at the option of the Company, by check mailed by first class mail to registered holders of a Debt Security at such holder's registered address (Sections 2.01 and 5.02).

     All moneys paid by the Company to a paying agent for the payment of principal of or premium, if any, or interest on any Debt Security that remain unclaimed at the end of three years after the date of the maturity of the Debt Securities of such series or the date fixed for the redemption or repayment of all the Debt Securities of such series at the time outstanding, as the case may be, will be repaid to the Company and the holder of such Debt Security entitled to receive such payment will thereafter look only to the Company for payment therefor (Section 11.03).

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either temporary or permanent form. Unless and until it is exchanged for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Section 2.05).

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to any depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons held with it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

     Payments of principal of, premium, if any, and interest, if any, on, Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any paying agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security may be subject to restrictions. Any such restrictions will be described in the Prospectus Supplement relating thereto.

     If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Debt Securities representing such Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, each Person specified by the Depositary of the Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, each Person so specified by the Depositary of the Global Security will be entitled to physical delivery in definitive form of

Debt Securities of the series represented by such Global Security equal in principal amount to such Person's beneficial interest in the Global Security (Sections 2.05, 2.08 and 3.01).

CERTAIN DEFINITIONS

     The following terms are defined substantially as follows in Section 1.02 of the Indentures and are used herein as so defined. For the purposes of the following terms, all items shall be determined in accordance with generally accepted accounting principles, unless otherwise indicated.

     "Consolidated Net Assets" means the total of all assets reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting procedures, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with generally accepted accounting principles, should be set aside in connection with the business conducted), less the aggregate of the current liabilities of the Company and its consolidated Subsidiaries reflected on such balance sheet. For purposes of this definition, "current liabilities" include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by the Company and its consolidated Subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of Consolidated Net Assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination, all as reflected on such consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles; provided, however, that for purposes hereof commercial paper and short-term notes supported by long-term lines of credit shall not be considered as current liabilities.

     "Funded Debt" means Indebtedness of the Company or a Restricted Subsidiary maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under generally accepted accounting principles, in each case ranking at least pari passu with the Senior Debt Securities.

     "Indebtedness" means (a) any liability (i) for borrowed money, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (iii) for the payment of money relating to a capitalized lease; (b) all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (c) a guarantee of any liability described above; and (d) any amendment, supplement, modification, deferral, renewal, extension or refunding of such liabilities. For purposes of determining any particular amount of Indebtedness under this definition, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Lien" means any mortgage, lien, charge, claim, security interest, pledge, hypothecation, right of another under any conditional sale or other title retention agreement or any other encumbrance affecting title to property, including, but not limited to, any lease under a sale and leaseback arrangement.

     "Outstanding" means all Debt Securities authenticated and delivered, except:

          (a) Debt Securities or portions thereof for which (i) funds or a sufficient amount of direct obligations of the United States of America have been deposited in trust with the Trustee or with any paying agent (other than the Company) or, if the Company is acting as the paying agent, have been set aside and segregated in trust by the Company, (ii) in the case of redemption, notice of redemption has been duly given and (iii) in the case of a repayment at the option of the holder of a Debt Security, wire instructions have been duly given to the paying agent and notice and applicable documentation of the exercise of the option for such repayment has been duly given to the Company;

          (b) Debt Securities which have been cancelled or surrendered to the Trustee for cancellation; and

          (c) Debt Securities in lieu of or in substitution for which other Debt Securities have been authenticated and delivered;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor.

     "Sale and Leaseback Transaction" means any arrangement with any person pursuant to which the Company or any Restricted Subsidiary leases any property that has been or is to be sold or transferred by the Company or the Restricted Subsidiary to such person, other than (i) leases with a remaining term, including renewals at the option of the lessee, of not more than three years,
(ii) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (iii) leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (iv) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

     "Subsidiary" means any corporation a majority of the Voting Stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries. "Restricted Subsidiary" is any Subsidiary a majority of the Voting Stock of which is owned, directly, by the Company or by one or more Restricted Subsidiaries or by the Company and one or more Restricted Subsidiaries, except (a) a Subsidiary which does not regularly maintain a majority of its fixed assets within the United States or (b) which is engaged primarily in the finance business, including, without limitation, financing the operation of, or the purchase of products which are products of, or incorporate products of, the Company and/or its Subsidiaries, unless in either case the Subsidiary is designated a Restricted Subsidiary by resolution of the Board of Directors of the Company. "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

     "Value" means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted using the interest rate inherent in the relevant lease.

     "Voting Stock" means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or any governing body) of such corporation, other than stock having such power only by reason of the happening of a contingency.

LIMITATION ON LIENS

     The Senior Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred or to exist any Lien upon any of the properties of any character of the Company or any Restricted Subsidiary without making effective provision for securing the Securities then outstanding equally and ratably with (or prior to) any other obligation or indebtedness so secured, other than: (i) any Lien existing on the date the Senior Debt Securities are issued; (ii) any Lien on property owned or leased by a corporation at the time it became a Restricted Subsidiary; (iii) any Lien on property at the time of its acquisition by the Company or a Restricted Subsidiary; (iv) any Lien securing any Indebtedness that was incurred prior to, at the time of, or within 12 months after the acquisition of property for the purpose of financing all or any part of the purchase price of such property and any Lien to the extent that it secures Indebtedness which is in excess of such purchase price and for which recourse for payment is limited to such property; (v) any Lien securing any Indebtedness that was incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of property for the purpose of financing all or any part of the cost of such property and any Lien to the extent that it secures Indebtedness which is in excess of such cost and for which recourse for payment is limited to such property; (vi) any Lien securing Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; (vii) any Lien in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds; (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in (i) through (vii) above, so long as the principal amount of the Indebtedness secured by such extension, renewal or replacement does not exceed the principal amount of Indebtedness secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and (ix) any Liens not permitted by clauses (i) through (viii) above which, together with the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions set forth below, do not exceed 10% of Consolidated Net Assets at the time any such Lien is incurred (Section 5.04).

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     The Senior Indenture provides that the Company shall not enter into any Sale and Leaseback Transaction, nor permit any Restricted Subsidiary to enter into such transaction, unless either: (i) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the outstanding Securities) because such Liens would be of such character that no violation of any of the provisions regarding the Limitation on Liens set forth above would result, or (ii) the Company during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied an amount equal to the Value of such Sale and Leaseback Transaction to (A) the acquisition of property or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) (Section 5.05).

LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Senior Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, suffer to exist any encumbrance or restriction (other than pursuant to law, regulation or order) on the ability of any Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its common stock or preferred stock, if any, or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any Restricted Subsidiary, except any encumbrance or restriction
(a) with respect to any series of Securities, pursuant to any agreement in effect on the date the Securities are issued, (b) pursuant to an agreement entered into by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and not entered into in anticipation of becoming a Restricted Subsidiary or (c) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Indebtedness incurred pursuant to an agreement referred to in clause (a) or (b) above; provided, however, that the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof (Section 5.06).

LIMITATION ON RESTRICTED SUBSIDIARY INDEBTEDNESS AND PREFERRED STOCK

     The Senior Indenture provides that the Company will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of or become responsible for the payment of any Indebtedness or preferred stock other than:
(i) with respect to any series of Senior Debt Securities, Indebtedness or preferred stock of a Restricted Subsidiary outstanding on the date the Senior Debt Securities are issued; (ii) with respect to any series of Senior Debt Securities, Indebtedness of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Indebtedness of another Restricted Subsidiary or the issuance of preferred stock by such Restricted Subsidiary to another Restricted Subsidiary in connection with a merger of such Restricted Subsidiaries, provided that no Restricted Subsidiary may assume or otherwise become responsible for any Indebtedness of an entity or issue any preferred stock to an entity which is not a Restricted Subsidiary; (iii) Indebtedness or preferred stock of any corporation existing at the time such corporation became a Restricted Subsidiary, provided that such Indebtedness was not incurred or such preferred stock issued in anticipation of such corporation becoming a Restricted Subsidiary; (iv) Indebtedness of a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries incurred or assumed in connection with the disposition of any business, property or Restricted Subsidiary, other than guarantees or similar credit support by any Restricted Subsidiary of Indebtedness incurred by any person acquiring all or any portion of such business, property or Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness in the nature of such guarantees will at no time exceed the gross proceeds (including cash and the fair market value of property other than cash) actually received from the disposition of such business, property or Restricted Subsidiary; (v) Indebtedness of a Restricted Subsidiary in respect of performance bonds, bankers' acceptances, letters of credit and surety bonds provided by such Restricted Subsidiary in the ordinary course of business; (vi) Indebtedness or preferred stock of a Restricted Subsidiary if the total of such Indebtedness and preferred stock and the aggregate amount of Liens which (including the Value of certain restricted Sale and Leaseback Transactions) are required to be less than 10% of Consolidated Net Assets does not exceed 10% of Consolidated Net Assets at the time such Indebtedness or Preferred Stock is issued; (vii) any Indebtedness incurred prior to, at the time of, or within 12 months after the acquisition of property for the purpose of financing all or a part of the purchase price thereof directly incurred by a Restricted Subsidiary, provided that (a) the amount of any such Indebtedness is paid in full to the seller of the property not later than 360 days after the subject property is delivered to the purchaser thereof (provided that, in the event that there is a good faith dispute with respect to the amount of such payment due, it shall be sufficient if the amount believed in good faith to be payable to the seller is set aside for payment and the resolution of such dispute is pursued promptly by the Restricted Subsidiary) and (b) the aggregate amount of such Indebtedness and the aggregate amount of Liens permitted because such Liens are related to the financing of property does not exceed $15,000,000 at any one time; or (viii) Indebtedness (including, without limitation, Indebtedness arising from a guarantee) or preferred stock issued to and held by the Company or a wholly owned subsidiary of the Company, but only for so long as held or owned by the Company or a wholly owned subsidiary of the Company (Section 5.07).

CONSOLIDATION, MERGER, AND SALE OF ASSETS

     Each Indenture provides that the Company will not consolidate with, sell or lease all or substantially all its assets to, or merge with or into any other corporation, or purchase all or substantially all the assets of another corporation, unless (i) the Company shall be the continuing corporation, or the successor, transferee or lessee corporation is organized under the laws of the United States of America or any state thereof and assumes the Company's obligations under the Securities and the Indenture and (ii) immediately after giving effect to such transaction, no default will have occurred and be continuing. A purchase by a Subsidiary of all or substantially all of the assets of another corporation shall not be deemed to be a purchase of such assets by the Company (Section 5.09). Notwithstanding the foregoing, if, upon any such consolidation or merger of the Company with or into any other corporation, or upon any conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation, any properties of any character owned by the

Company immediately prior thereto would thereupon become subject to any Lien, simultaneously with such consolidation, merger or conveyance, effective provision will be made to secure the Securities outstanding equally and ratably with or prior to the debt secured by such Lien (Section 15.01).

MODIFICATION OF THE INDENTURE

     Each Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of Debt Securities, to, among other things, establish the form and terms of any series of the Debt Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than 66 2/3% in the aggregate principal amount of the Debt Securities then outstanding which are affected thereby, to modify and alter the terms of the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities of such series to be affected, except that no such modification or alteration may be made which will (i) extend the fixed maturity of any Debt Securities, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable upon the redemption or repayment thereof, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the Debt Securities, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each Debt Security so affected, or
(ii) reduce the percentage of Debt Securities of any series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all the Debt Securities then outstanding, or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee (Sections 13.01 and 13.02).

     In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each Outstanding Subordinated Debt Security affected thereby, modify any of the provisions of such Indenture relating to the subordination of the Subordinated Debt Securities in a manner adverse to the holders thereof; and no such modification or amendment may adversely affect the rights of any holder of Senior Indebtedness without the consent of such holder of Senior Indebtedness (Section 13.07 of the Subordinated Indenture).

DEFAULTS

     Each Indenture provides that events of default with respect to any series of Debt Securities will be (i) default for 30 days in payment of interest upon any Debt Security of such series; (ii) default in payment of principal (other than pursuant to a sinking fund) or premium, if any, on any Debt Security of such series; (iii) default for 30 days in payment of any sinking fund instalment when due by the terms of the Debt Securities of such series; (iv) default under another instrument or in respect of another series of Debt Securities resulting in acceleration of maturity of indebtedness of the Company in an amount exceeding $10,000,000 if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 10 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 10% in principal amount of the Outstanding Securities of such series; (v) certain events in bankruptcy or insolvency; (vi) default, for 90 days after written notice to the Company by the Trustee or to the Company and Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in performance of any covenant or agreement in the Indenture other than (A) a default in a covenant or agreement included in the Indenture solely for the benefit of a series of Securities other than such series or (B) a default (other than a default referred to in clauses
(i) through (v) above) in a covenant or condition if the Company has received the prior written consent of the holders of at least 66 2/3% in aggregate principal amount of the Debt Securities of such series then outstanding waiving compliance with such covenant or condition; and (vii) the incurrence of any other event of default with respect to Debt Securities of such series (Section 6.01). If an event of default with respect to Debt Securities of any series should occur and be continuing, either the Trustee or the holders of 25% of the principal amount of outstanding Debt Securities of such series may declare each Indenture Security of that series due and payable (Section 6.02). The Company will be required to file annually with the Trustee a statement of an officer as to the fulfillment by the Company of its obligations under the Indenture during the preceding year (Section 5.10).

     Holders of a majority in principal amount of the outstanding Debt Securities of any series will be entitled to control certain actions of the Trustee under the Indenture and to waive past defaults with respect to such series (Sections 6.02 and 6.06). Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders of Debt Securities, unless one or more of such holders of Debt Securities shall have offered to the Trustee reasonable indemnity (Section 10.01).

     If an event of default occurs and is continuing with respect to a series of Debt Securities, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of Debt Securities of such series (Section 6.05).

     The right of any holder of Debt Securities of any series to institute action for any remedy is subject to certain conditions precedent, including a request to the Trustee by the holders of not less than 25% in principal amount of the Debt Securities of that series outstanding to take action, and an offer to the Trustee of reasonable indemnity satisfactory to the Trustee against liabilities incurred by it in so doing and the Trustee does not take such action within 60 days from receiving such request (Section 6.07).

DEFEASANCE

     The Company may at any time terminate all of its obligations with respect to the Debt Securities of a series ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer and exchange of the Securities, to replace mutilated, destroyed, lost or stolen Debt Securities, and to maintain agencies in respect of Securities. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described above, and any omission to comply with such obligations shall not constitute a default or event of default with respect to the Securities issued under the Indenture ("covenant defeasance"). In order to exercise either defeasance or covenant defeasance, the Company shall deposit with the Trustee, in trust for the benefit of the holders thereof, (i) funds sufficient to pay, or
(ii) such amount of direct obligations of the United States of America as will or will together with the income thereon without consideration of any reinvestment thereof be sufficient to pay, all sums due for principal of, premium, if any, and interest on the Debt Securities of a particular series, as they shall become due from time to time, and comply with certain other conditions. Such defeasance or covenant defeasance is conditioned upon the Company's delivery of an opinion of counsel that the holders of the Debt Securities of such series will have no federal income tax consequences as a result of such deposit (Section 11.02).

SUBORDINATION

     Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Company to make payment of principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. No payment on account of principal (or premium, if any), sinking fund or interest may be made on the Subordinated Debt Securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on Senior Indebtedness. In the event that, notwithstanding the foregoing, any payment by the Company described in the foregoing sentence is received by the Subordinated Trustee or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution will be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Debt Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture (Article Fifteen of the Subordinated Indenture).

     Senior Indebtedness is defined in the Subordinated Indenture as the principal of (and premium, if any) and unpaid interest on (i) indebtedness of the Company (including indebtedness of others guaranteed by the Company), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indenture Securities issued under the Subordinated Indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Subordinated Debt Securities or is made subordinate to any other indebtedness of the Company on the same or substantially the same basis as the Subordinated Debt Securities are made subordinate, and (ii) renewals, extensions, modifications and refundings of any such indebtedness.

     If this Prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

CONCERNING THE TRUSTEES

     Each of the Senior Trustee and the Subordinated Trustee is one of the banks participating in a revolving credit agreement and is a counterparty in interest-rate swap agreements with the Company. In addition, the Senior Trustee is trustee for noteholders under the Note Facility Agreement for the Company's Employees' Stock Ownership Plan ("ESOP") and is indexing agent under the ESOP Indexing Agreement.

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue (either separately or together with other Offered Securities) Debt Warrants to purchase Underlying Debt Securities (the "Offered Debt Warrants"). The Debt Warrants will be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Debt Warrants being offered thereby. A copy of the form of Debt Warrant Agreement, including the form of certificate representing the Debt Warrants (the "Debt Warrant Certificates"), is filed as an exhibit to the registration statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     The Prospectus Supplement will describe the terms of the Offered Debt Warrants and the Debt Warrant Agreement relating to Debt Warrants, including the following:

          (1) the title and aggregate number of such Debt Warrants;

          (2) the offering price of such Debt Warrants;

          (3) the title, aggregate principal amount and terms of the Underlying Debt Securities purchasable upon exercise of such Debt Warrants;

          (4) the principal amount of Underlying Debt Securities that may be purchased upon exercise of each such Debt Warrant, and the price, or the manner of determining the price, at which such principal amount may be purchased upon such exercise;

          (5) the time or times at which, or period or periods in which, such Debt Warrants may be exercised and the expiration date of such Debt Warrants;

          (6) the terms of any right of the Company to redeem such Debt
     Warrants;

          (7) whether such Debt Warrants are to be issued with (a) any Debt Securities and, if so, the title, aggregate principal amount and terms of such Debt Securities (as specified under "Description of Debt Securities") and the number of such Debt Warrants to be issued with each $1,000 principal amount of such Debt Securities (or such other principal amount as may be established) or (b) any other Securities and, if so, the number and terms thereof;

          (8) the date, if any, on and after which such Debt Warrants and such Debt Securities or other Securities will be separately transferable;

          (9) a discussion of the federal income tax considerations applicable to such Debt Warrants and Underlying Debt Securities; and

          (10) any other terms of such Debt Warrants.

     Debt Warrant Certificates may be issued in registered or bearer form, or both, as set forth in the Prospectus Supplement, and will be exchangeable for new Debt Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Debt Warrant Certificates, but the Company may require payment of any tax or other governmental charge payable in connection therewith. Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement.

EXERCISE OF DEBT WARRANTS

     Each Offered Debt Warrant will entitle the holder thereof to purchase such amount of Underlying Debt Securities at the exercise price set forth in, or calculable from, the Prospectus Supplement relating to such Offered Debt Warrants. After the close of business on the applicable expiration date, unexercised Debt Warrants will become void.

     Offered Debt Warrants may be exercised by payment to the Debt Warrant Agent of the applicable exercise price and by delivery to the Debt Warrant Agent of the related Debt Warrant Certificate, with the reverse side thereof properly completed. Offered Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Debt Warrant Agent, within five business days thereafter, of the Debt Warrant Certificate or Certificates evidencing such Offered Debt Warrants. Upon receipt of such payment and the properly completed Debt Warrant Certificates at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, deliver the amount of Underlying Debt Securities purchased upon such exercise. If fewer than all of the Offered Debt Warrants represented by any Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the unexercised Offered Debt Warrants. The holder of an Offered Debt Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Underlying Debt Securities purchased upon such exercise.

MODIFICATIONS

     The Debt Warrant Agreement and the terms of the Debt Warrants may be modified or amended by the Company and the Debt Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the Offered Debt Warrants.

     The Company and the Debt Warrant Agent may also modify or amend the Debt Warrant Agreement and the terms of the Offered Debt Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Debt Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of outstanding Debt Warrants the consent of the holders of which is required for any such modification or amendment, or otherwise materially and adversely affects the rights of the holders of the Debt Warrants, may be made without the consent of each holder affected thereby.

NO RIGHTS AS HOLDERS OF UNDERLYING DEBT SECURITIES

     Holders of Debt Warrants are not entitled, by virtue of being such holders, to payments of principal of (premium, if any, on) or interest, if any, on the related Underlying Debt Securities or to exercise any other rights whatsoever as holders of the Underlying Debt Securities.

                         DESCRIPTION OF PREFERRED STOCK

     The Company may issue (either separately or together with other Offered Securities) shares of its Preferred Stock. Under its Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Company is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 5,000,000 shares of its Preferred Stock, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the Board of Directors or a duly authorized committee thereof.

     The description below sets forth certain general terms and provisions of the Preferred Stock covered by this Prospectus. The specific terms of any (i) Preferred Stock proposed to be sold pursuant to this Prospectus and the accompanying Prospectus Supplement (the "Offered Preferred Stock") and (ii) any Preferred Stock to be represented by Depositary Shares or issuable upon the conversion or exchange of other Offered Securities (the "Underlying Preferred Stock") will be described in such Prospectus Supplement. The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Certificate of Incorporation and the Certificate of Designations relating to the offered or Underlying Preferred Stock.

     If so indicated in the Prospectus Supplement, the terms of the Offered or Underlying Preferred Stock may differ from the terms set forth below, except those terms required by the Certificate of Incorporation.

GENERAL

     Under the Certificate of Incorporation, each series of Preferred Stock of the Company may have such preferences and rights as to dividends and distributions of assets upon liquidation with respect to any other series of Preferred Stock of the Company as the Board of Directors determines. The Offered and Underlying Preferred Stock will, when issued, be fully paid and non-assessable and holders thereof will have no preemptive rights.

     Reference is made to the Prospectus Supplement relating to the Offered Preferred Stock, the Underlying Preferred Stock, or both, as the case may be, for specific terms, including:

           (1) the title and stated value of such Preferred Stock;

           (2) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

           (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

           (4) the date from which dividends on such Preferred Stock shall accumulate, if applicable;

           (5) the liquidation preference of such Preferred Stock;

           (6) the procedures for any auction and remarketing, if any, of such Preferred Stock;

           (7) the provision for a sinking fund, if any, for such Preferred
     Stock;

           (8) the provision for redemption, if applicable, of such Preferred Stock;

           (9) whether interests in such Preferred Stock will be represented by Depositary Shares;

          (10) whether such Preferred Stock will be convertible into or exchangeable for shares of Common Stock or other Securities and, if so, the terms and conditions upon which such Preferred Stock will be so convertible or exchangeable, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

          (11) whether such Preferred Stock will be listed on any securities exchange;

          (12) whether such Preferred Stock will be sold with any other Offered Securities and, if so, the amount and terms thereof;

          (13) any other specific terms, preferences or rights of, or limitations or restrictions on, such Preferred Stock; and

          (14) a discussion of federal income tax considerations applicable to such Preferred Stock.

     Subject to the Certificate of Incorporation and to any limitations contained in outstanding Preferred Stock, the Company may issue additional series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of the Company.

DIVIDENDS

     Holders of the Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of assets of the Company legally available for payment, at such rate and on such dates as will be set forth in the Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock book of the Company on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the Prospectus Supplement.

     The Company may not (i) declare or pay dividends (except in stock of the Company junior to the Preferred Stock (the "Junior Stock")) or make any other distributions on any Junior Stock or (ii) purchase, redeem or otherwise acquire Junior Stock or set aside funds for such purpose (except (A) in a reclassification or exchange of Junior Stock through the issuance of other Junior Stock or (B) with the proceeds of a reasonably contemporaneous sale of Junior Stock), if there are arrearages in dividends or failure in the payment of the Company's sinking fund or redemption obligations on any of its Preferred Stock and, in the case of (i) above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of its Preferred Stock.

     Dividends in full may not be declared or paid or set apart for payment on any series of Preferred Stock unless (i) there are no arrearages in dividends for any past quarterly dividend periods on any series of Preferred Stock and
(ii) to the extent that such dividends are cumulative, dividends in full for the current quarterly dividend period have been declared or paid on all Preferred Stock. Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of Preferred Stock in proportion to such respective arrearages and undeclared and unpaid current quarterly cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

CONVERSION AND EXCHANGE

     If the Offered or Underlying Preferred Stock will be convertible into or exchangeable for Common Stock or other Securities, the Prospectus Supplement will set forth the terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Company, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Preferred Stock. Such terms may also include provisions under which the number of shares of Common Stock or the number of other Securities to be received by the holders of such Preferred Stock upon such conversion or exchange would be calculated according to the market price of the Common Stock or such other Securities as of a time stated in such Prospectus Supplement.

LIQUIDATION RIGHTS

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of the Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of any Junior Stock, liquidating distributions in the amount set forth in the Prospectus Supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock are not paid in full, the holders of Preferred Stock will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company will not be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

     If so provided in the Prospectus Supplement, the Offered or Underlying Preferred Stock will be redeemable in whole or in part at the option of the Company, at the times and at the redemption prices set forth therein.

     If dividends on any series of Preferred Stock are in arrears or the Company has failed to fulfill its sinking fund or redemption obligations with respect to any series of Preferred Stock, the Company may not purchase or redeem any shares of Preferred Stock or any other capital stock ranking on a parity with the Preferred Stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of all shares of Preferred Stock then outstanding; provided, however, that (1) to meet its purchase, retirement or sinking fund obligations with respect to any series of Preferred Stock, the Company may use shares of such Preferred Stock acquired prior to such arrearages or failure of payment and then held as treasury stock and (2) the Company may complete the purchase or redemption of shares of Preferred Stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to such arrearages or failure of payment.

VOTING RIGHTS

     Except as indicated below or in the Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. As used herein, the term "Applicable Preferred Stock" means those series of Preferred Stock to which the provisions described herein are expressly made applicable by resolutions of the Board of Directors of the Company.

     If the equivalent of six quarterly dividends payable on any share of any series of Applicable Preferred Stock are in default (whether or not such dividends have been declared or such defaulted dividends are consecutive), the number of directors of the Company will be increased by two and the holders of all outstanding series of Applicable Preferred Stock (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if such share is noncumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if such share is cumulative, whereupon all voting rights described herein shall be divested from the Applicable Preferred Stock. The holders of Applicable Preferred Stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing such directors, in either case at which the holders of not less than one-third of the aggregate number of shares of Applicable Preferred Stock are present in person or by proxy.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock will be required (i) for any amendment of the Certificate of Incorporation that will adversely affect the powers, preferences or rights of the holders of the Preferred Stock or (ii) to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the Preferred Stock or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock of a series will be required for any amendment of the Certificate of Incorporation (or the related Certificate of Designations) that will adversely affect the powers, preferences or rights of Preferred Stock of such series.

     The affirmative vote of the holders of a majority of then outstanding shares of Preferred Stock will be required to (i) increase the authorized amount of the Preferred Stock or (ii) create any class of stock (or increase the authorized number of shares of any class of stock) that will rate on a parity with the Preferred Stock either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock unless such stock is being issued for the purpose of redeeming all of such outstanding Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

     The Company may offer (either separately or together with other Offered Securities) Depositary Shares representing interests in shares of its Preferred Stock of one or more series. The Depositary Shares will be issued under deposit agreements (each a "Deposit Agreement") to be entered into between the Company and a bank or trust company, as depositary (the "Preferred Stock Depositary"), all as set forth in the Prospectus Supplement relating to the Depositary Shares being offered thereby. A copy of the form of Deposit Agreement, including the form of depositary receipts evidencing Depositary Shares (the "Depositary Receipts"), is filed as an exhibit to the registration statement of which this Prospectus is a part. The following summaries of certain provisions of the Depositary Shares do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Deposit Agreement and the Deposit Receipts, including the definitions therein of certain terms.

     The description below sets forth certain general terms and provisions of the Depositary Shares covered by this Prospectus. The specific terms of any Depositary Shares proposed to be sold pursuant to this prospectus and the accompanying Prospectus Supplement (the "Offered Depositary Shares") will be described in such Prospectus Supplement.

     If so indicated in the Prospectus Supplement, the terms of the Depositary Shares may differ from the terms set forth below.

GENERAL

     The Company will provide for the issuance by the Preferred Stock Depositary to the public of the Depositary Receipts evidencing the Depositary Shares, each of which will represent a fractional interest (to be specified in the Prospectus Supplement) in one share of the related Preferred Stock, as described below.

     Reference is made to the Prospectus Supplement relating to the Offered Depositary Shares for specific terms, including:

          (1) the terms of the series of Preferred Stock deposited by the Company under the Deposit Agreement;

          (2) the number of such Depositary Shares, the fraction of one share of such Preferred Stock represented by one such Depositary Share;

          (3) a discussion of the federal income tax considerations applicable to such Depositary Shares;

          (4) whether such Depositary Shares will be listed on any securities exchange;

          (5) whether such Depositary Shares will be sold with any other Offered Securities and, if so, the amount and terms thereof; and

          (6) any other terms of such Depositary Shares.

     The shares of Preferred Stock of a series represented by the Depositary Shares will be deposited by the Company provided in the Deposit Agreement. The Prospectus Supplement will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock of such series represented by such Depositary Share, to all rights and preferences of the Preferred Stock represented by such Depositary Share (including dividend, voting and liquidation rights and any redemption, conversion or exchange rights).

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends and other cash distributions received in respect of the related series of Preferred Stock to the record holders of Depositary Shares in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the related series of Preferred Stock will be made available to holders of Depositary Shares.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related shares of Preferred Stock have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to receive at such office, to or upon such holder's order, the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Shares. However, shares of Preferred Stock so withdrawn may not be redeposited. If the holder requests withdrawal of less than all the shares of Preferred Stock to which such holder is entitled, or if such holder would otherwise be entitled to a fractional share of Preferred Stock, the Preferred Stock Depositary will deliver to such holder a new Depositary Receipt evidencing such balance or fractional share.

REDEMPTION OF DEPOSITARY SHARES

     Whenever the Company redeems Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Stock so redeemed; provided that the Company paid in full to the Preferred Stock Depositary the redemption price of such Preferred Stock plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to such Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the Depositary Shares so called for redemption will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption and surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

CONVERSION AND EXCHANGE

     The Depositary Shares, as such, are not convertible into or exchangeable for Common Stock or other Securities. Nevertheless, if Preferred Stock represented by the Depositary Shares is convertible into or exchangeable for Common Stock or other Securities, the Depositary Receipts may be surrendered by the holder thereof to the Preferred Stock Depositary with written instructions to convert or exchange such Preferred Stock into whole shares of Common Stock or other Securities, as specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange thereof and will deliver to the holder such whole shares of Common Stock or such whole number of other Securities (and cash in lieu of any fractional share or Security). In the case of a partial conversion or exchange, the holder will receive a new Depositary Receipt evidencing the unconverted or unexchanged balance.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which holders of one or more series of Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date for such meeting will be entitled to instruct the Preferred Stock Depositary as to the manner in which to vote the number of shares of Preferred Stock represented by such Depositary Shares. The Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to vote in accordance with each holder's instructions. The Preferred Stock Depositary will abstain from voting Preferred Stock to the extent it does not receive instructions from the holders of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding; provided that any amendment that prejudices any substantial right of the holders of Depositary Shares will not become effective until the expiration of 90 days after notice of such amendment has been given to such holders. A holder that continues to hold one or more Depositary Receipts at the expiration of such 90-day period will be deemed to consent to, and will be bound by, such amendment. No amendment may impair the right of any holder to surrender such holder's Depositary Receipt and receive the related Preferred Stock, as discussed above under "Withdrawal of Preferred Stock."

     The Deposit Agreement may be terminated by the Company at any time upon not less than 60 days' prior written notice to the Preferred Stock Depositary. In any such case, the Preferred Stock Depositary will deliver to each holder of Depositary Shares, upon surrender of the related Depositary Receipts, the number of whole shares of the related series of Preferred Stock to which such holder is entitled, together with cash in lieu of any fractional share. The Deposit Agreement will terminate automatically after all the related Preferred Stock has been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the

Preferred Stock represented by such Depositary Shares in connection with any liquidation, dissolution or winding up of the Company.

CHARGES OF PREFERRED STOCK DEPOSITARY

     Except as provided in the Prospectus Supplement, the Company will pay the fees and expenses of the Preferred Stock Depositary, and the holders of Depositary Receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of Depositary Receipts.

MISCELLANEOUS

     The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the Preferred Stock Depositary and that the Company is required to furnish to the holders of the Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their respective duties thereunder, and neither entity will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or related shares of Preferred Stock unless satisfactory indemnity is furnished.

RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

     The Company may issue (either separately or together with other Offered Securities) shares of its Common Stock. Under the Certificate of Incorporation, the Company is authorized to issue up to 200,000,000 shares of its Common Stock. The Prospectus Supplement relating to an offering of Common Stock, or to the issuance of Common Stock upon the exercise of Common Warrants or to Common Stock issuable upon the conversion or exchange of other Offered Securities, will describe terms relevant thereto, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on such other Offered Securities.

                         DESCRIPTION OF COMMON WARRANTS

     The Company may issue (either separately or together with other Offered Securities) Common Warrants to purchase Common Stock (the "Offered Common Warrants"). The Common Warrants will be issued under warrant agreements (each a "Common Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Common Warrant Agent"), all as set forth in the Prospectus Supplement relating to the Common Warrants being offered thereby. A copy of the form of Common Warrant Agreement, including the form of certificate representing the Common Warrants (the "Common Warrant Certificates"), is filed as an exhibit to the registration statement of which this Prospectus is a part. The following summaries of certain provisions of the Common Warrant Agreement and the Common Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Common Warrant Agreement and the Common Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     The Prospectus Supplement will describe the terms of the Offered Common Warrants, the Common Warrant Agreement relating to such Common Warrants and the Common Warrant Certificates representing such Common Warrants, including the following:

          (1) the title and aggregate number of such Common Warrants;

          (2) the offering price of such Common Warrants;

          (3) the number of shares of Common Stock that may be purchased upon exercise of each such Common Warrant; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of such Common Warrants that are exercisable at any one time;

          (4) the time or times at which, or period or periods which, such Common Warrants may be exercised and the expiration date of such Common Warrants;

          (5) the terms of any right of the Company to redeem such Common Warrants;

          (6) the terms of any right of the Company to accelerate the exercise of such Common Warrants upon the occurrence of certain events;

          (7) whether such Common Warrants will be sold with any other Offered Securities and, if so, the amount and terms thereof;

          (8) the date, if any, on and after which such Common Warrants and such Offered Securities will be separately transferable;

          (9) a discussion of the federal income tax considerations applicable to such Common Warrants and Common Stock; and

          (10) any other terms of such Common Warrants.

     Common Warrant Certificates may be issued in registered or bearer form, or both, as set forth in the Prospectus Supplement, and will be exchangeable for new Common Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Common Warrant Certificates, but the Company may require payment of any tax or other governmental charge payable in connection therewith. Common Warrants may be exercised at the corporate trust office of the Common Warrant Agent or any other office indicated in the Prospectus Supplement.

EXERCISE OF COMMON WARRANTS

     Each Offered Common Warrant will entitle the holder thereof to purchase such number of shares of Common Stock at the exercise price set forth in, or calculable from, the Prospectus Supplement relating to such Offered Common Warrants. After the close of business on the applicable expiration date, unexercised Common Warrants will become void.

     Offered Common Warrants may be exercised by payment to the Common Warrant Agent of the exercise price and by delivery to the Common Warrant Agent of the related Common Warrant Certificate, with the reverse side thereof properly completed. Offered Common Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Common Warrant Agent, within five business days thereafter, of the Common Warrant Certificate or Certificates evidencing such Offered Common Warrants. Upon receipt of such payment and the properly completed Common Warrant Certificates at the corporate trust office of the Common Warrant Agent or such other office acceptable to the Common Warrant Agent, the Company will, as soon as practicable, deliver the shares of Common Stock purchased upon such exercise. If fewer than all of the Offered Common Warrants represented by any Common Warrant Certificate are exercised, a new Common Warrant Certificate will be issued for the unexercised Offered Common Warrants. The holder of an Offered Common Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Common Stock purchased upon such exercise.

MODIFICATIONS

     The Common Warrant Agreement and the terms of the Offered Common Warrants may be modified or amended by the Company and the Common Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the Offered Common Warrants.

     The Company and the Common Warrant Agent may also modify or amend the Common Warrant Agreement and the terms of the Offered Common Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of outstanding Common Warrants, the consent of the holders of which is required for any such modification or amendment, or otherwise materially and adversely affects the rights of the holders of the Common Warrants may be made without the consent of each holder affected thereby.

COMMON WARRANT ADJUSTMENTS

     The terms and conditions on which the exercise price of and/or the number of shares of Common Stock covered by an Offered Common Warrant are subject to adjustment will be set forth in the Common Warrant Agreement and the Prospectus Supplement. Such terms will include provisions for adjusting the exercise price and/or the number of shares of Common Stock covered by such Offered Common Warrant; the events requiring such adjustment; the events upon which the Company may, in lieu of making such adjustment, make proper provisions so that the holder of such Offered Common Warrant, upon exercise thereof, would be treated as if such holder had exercised such Common Warrant prior to the occurrence of such events; and provisions affecting exercise in the event of certain events affecting the Common Stock.

NO RIGHTS AS STOCKHOLDERS

     Holders of Common Warrants are not entitled, by virtue of being such holders, to vote, consent or receive notice as stockholders of the Company in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or exercise any other rights whatsoever as stockholders of the Company.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

     The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, $1.50 par value per share, (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share, (iii) 442,352 shares of Series $4.75 Preferred Stock, without par value but with a stated value of $100 per share (the "$4.75 Preferred Stock") and (iv) 2,000,000 shares of junior participating preferred stock, par value $0.01 per share (the "Junior Preferred Stock").

     On December 31, 1993, there were outstanding (i) 46,018,008 shares of Commom Stock, (ii) employee stock options to purchase an aggregate of 3,883,370 shares of Common Stock and (iii) 235,101 shares of $4.75 Preferred Stock. In addition, rights to purchase Junior Preferred Stock have been distributed to holders of the Common Stock pursuant to the Rights Agreement, as further described below. A maximum of 2,000,000 shares of Junior Preferred Stock is currently authorized for issuance upon exercise of such rights. See "Rights Plan" below.

     The number of outstanding shares of Common Stock described above has not been adjusted to account for the 2 for 1 stock split declared by the Company on May 10, 1994 to the holders of record of the Common Stock on June 1, 1994. The stock split will take effect on July 1, 1994.

     The following descriptions are summaries, and reference is made to the detailed provisions of the following documents: (i) the Company's Certificate of Incorporation; (ii) the Company's Bylaws; and (iii) the Rights Agreement, as amended, between the Company and Bank One of Arizona, as Rights Agent (the "Rights Agreement").

COMMON STOCK

     Subject to the rights of the holders of any outstanding shares of Preferred Stock, $4.75 Preferred Stock and Junior Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

     Each holder of Common Stock is entitled to one vote for each share held on all matters voted upon by the stockholders of the Company, including the election of directors. The Common Stock does not have cumulative voting rights. Election of directors is decided by the holders of a plurality of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which holders of the Company's Preferred Stock, $4.75 Preferred Stock and Junior Preferred Stock are entitled (if any shares of Preferred Stock, $4.75 Preferred Stock and Junior Preferred Stock are then outstanding), the holders of Common Stock are entitled to share ratably in the remaining assets of the Company.

     The outstanding shares of Common Stock are, and any shares of Common Stock offered hereby upon issuance and payment therefor will be, fully paid and non-assessable. The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

     The Common Stock of the Company is listed on The New York Stock Exchange and The Pacific Stock Exchange (symbol "DL"). The transfer agent and registrar is the First National Bank of Boston.

$4.75 PREFERRED STOCK

     Dividends are paid quarterly on the $4.75 Preferred Stock at an annual rate of $4.75 per share on the fifteenth day of January, April, July and October in each year when and if declared. Such dividends are cumulative, to the extent not paid. In the event of any liquidation, dissolution or winding up of the Company, the holders of the $4.75 Preferred Stock are entitled to receive an amount equal to the accrued and unpaid dividends thereon plus, on involuntary liquidation, $100 per share or, on voluntary liquidation, $101 per share before any distribution may be made to holders of common or any other stock junior to the $4.75 Preferred Stock.

     Shares of the $4.75 Preferred Stock are redeemable at the option of the Company at $101 per share plus accrued and unpaid dividends thereon computed to the date of redemption. In the case of redemption of less than all the outstanding $4.75 Preferred Stock, the shares to be redeemed will be selected by lot in the manner prescribed by the Board. All shares redeemed will be cancelled and will not be reissued as $4.75 Preferred Stock. In addition, the $4.75 Preferred Stock is entitled to the benefits of mandatory annual cumulative sinking fund payments due September 1 of each year in an amount per share sufficient to redeem 6,000 shares at par plus accrued and unpaid dividends. Previously purchased shares of $4.75 Preferred Stock may be used to satisfy the sinking fund requirement.

     When, if ever, dividends on the $4.75 Preferred Stock shall be in arrears, in whole or in part, as to each of six quarterly dividends, whether or not consecutive, holders of the $4.75 Preferred Stock will have the exclusive right, voting separately as a class at the next annual meeting of shareholders, and annually thereafter, to elect two Directors of the Company in addition to those elected by other classes of shareholders. Such right of election and the existence of such additional directorships shall continue until such time as all cumulative dividends in arrears have been paid in full. The holders of at least 10% of the $4.75 Preferred Stock may require that a special meeting of such holders be called to elect such additional Directors if the foregoing arrearages shall occur more than 90 days prior to the date fixed by the Bylaws for the next annual meeting of shareholders. Except as described herein and as otherwise required by law, the $4.75 Preferred Stock will have no voting rights.

     The Company, without the approval of at least a majority of the then outstanding $4.75 Preferred Stock, voting as a class, or the unanimous written consent of such stock, may not create or issue any class or series of stock ranking on a parity with the $4.75 Preferred Stock either as to dividends or liquidation rights, or increase the authorized number of shares of any such class or series. Also, the Company, without the approval of at least two-thirds of the then outstanding $4.75 Preferred Stock, voting as a class, or the unanimous written consent of such stock, may not

          (a) amend, alter or repeal any of the provisions of its Certificate of Incorporation so as to alter materially any existing provisions of the $4.75 Preferred Stock,

          (b) create or issue any class or series of stock ranking prior to the $4.75 Preferred Stock either as to dividends or liquidation rights, or increase the authorized number of shares of any such class or series of the $4.75 Preferred Stock, or

          (c) sell, lease or convey all or substantially all of the Company's property or business, or voluntarily liquidate, merge or consolidate, provided that no such vote or consent will be required for a consolidation or merger of the Company if, after any such transaction, each holder possesses an equivalent number of shares of the surviving corporation having substantially the same terms and provisions as the $4.75 Preferred Stock and the surviving corporation has no stock either authorized or outstanding ranking prior to or on a parity with such shares.

     No such approval or consent will be required for issuance either of senior or parity stock for the purpose of redeeming or otherwise retiring the $4.75 Preferred Stock.

     If and so long as the Company may be in default with respect to any dividend or sinking fund payment on the $4.75 Preferred Stock, it may not pay any dividends (other than dividends payable in junior stock) or make other distributions on junior stock or acquire shares of such junior stock for a consideration.

     Holders of the $4.75 Preferred Stock will have no preemptive rights. The $4.75 Preferred Stock is not liable for further calls or subject to assessment. The $4.75 Preferred Stock is not entitled to conversion rights.

CERTAIN ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     The Certificate of Incorporation and Bylaws contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the forms of the Certificate of Incorporation and Bylaws, which have been filed as an exhibit to the registration statement of which this Prospectus is a part.

     Classification of Board of Directors. The Certificate of Incorporation and Bylaws of the Company provide that the Company's Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a full three-year term. The Bylaws provide for not less than three nor more than seventeen directors which the Company would have if there were no vacancies (the "Whole Board"). The Bylaws provide that a vacancy on the Company's Board may be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum. The Certificate of Incorporation further provides that a director may be removed only for cause and only by affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of the Company.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of the Company's Board by filling the vacancies created by removal with its own nominees, unless such third party controls at least 80% of the combined voting power of the voting stock of the Company. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the Company's Board. Accordingly, these provisions would tend to deter unfriendly takeovers.

     Stockholder Action. The Certificate of Incorporation and the Bylaws also provide that stockholder action can be taken only at an annual or special meeting of stockholders and prohibit stockholder action by written consent in lieu of a meeting. The Bylaws provide that special meetings of stockholders can be called only by the Chairman of the Board of Directors or by the Company's Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Stockholders are not permitted to call a special meeting or to require that the Company's Board of Directors call a special meeting of stockholders.

     Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

     The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Company Board, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman or the Company's Board or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting.

     Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by the Company not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (or if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement made by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Company not later than the 10th day after such public announcement is first made by the Company. Under the Stockholder Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not earlier than the 90th day before such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made.

     In addition, under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director must contain certain specified information. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     Merger/Sale of Assets. The Certificate of Incorporation of the Company provides that certain "business combinations" (as defined) must be approved by the holders of at least 66 2/3% of the voting power of the shares not owned by an "interested shareholder" (as defined), unless the business combinations are approved by the "Continuing Directors" or meet certain requirements regarding price and procedure.

     Delaware General Corporation Law Section 203. The Company is subject to the provisions of Section 203 of the General Corporation law of the State of Delaware ("Delaware sec. 203"), the "business combination" statute. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares described in Delaware sec. 203), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder". "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to a stockholder. An "interested stockholder" is defined generally as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. The Certificate of Incorporation does not exclude the Company from the restrictions imposed under sec. 203 of the Delaware law. The statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

RIGHTS PLAN

     Pursuant to the Company's Rights Agreement (as adjusted to account for the 2 for 1 stock split announced by the Company on May 10, 1994), attached to each share of Common Stock is one right (a "Right") that, when exercisable, entitles the holder of the Right to purchase one two-hundredth of a share of Junior Preferred Stock at a purchase price (the "Purchase Price") of $55, subject to adjustment. The number of Rights attached to each share of Common Stock is subject to adjustment. In certain events (such as a person or group becoming the owner of 20% or more of the Common Stock or a merger or other transaction with an entity controlled by such an acquiring person or group), exercise of the Rights would entitle the holders thereof (other than the acquiring person or group) to receive Common Stock or common stock of a surviving corporation, or cash, property or other securities, with a market value equal to twice the Purchase Price. Accordingly, exercise of the Rights may cause substantial dilution to a person who attempts to acquire the Company. The Rights automatically attach to each outstanding share of Common Stock, including any shares offered pursuant to the applicable Prospectus Supplement. There is no monetary value presently assigned to the Rights, and they will not trade separately from the Common Stock unless and until they become exercisable. The Rights, which expire on February 28, 2002, may be redeemed at a price of $.025 per Right at any time until any individual, corporation or other entity (excluding the Company or its affiliates) has acquired 20% or more of the outstanding Common Stock, except as otherwise provided in the Rights Agreement. The Rights Agreement may have certain antitakeover effects, although it is not intended to preclude any acquisition or business combination that is at a fair price and otherwise in the best interests of the Company and its stockholders as determined by the Board of Directors. However, a stockholder could potentially disagree with the Board's determination of what constitutes a fair price or the best interests of the Company and its stockholders.

     Shares of Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Junior Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of one dollar per share but will be entitled to an aggregate dividend equal to 200 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $200 per share but will be entitled to an aggregate payment equal to 200 times the payment made per share of Common Stock. Each share of Junior Preferred Stock will have 200 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Junior Preferred Stock will be entitled to receive an amount equal to 200 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the dividend, liquidation and voting rights of Junior Preferred Stock, the value of one two-hundredth interest in a share of Junior Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities (a) directly to purchasers, (b) through agents, (c) to dealers as principals, and (d) through underwriters.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities is named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating to the Securities. Unless otherwise indicated in such Prospectus Supplement, any such agent will use its reasonable efforts to solicit offers to purchase Securities for the period of its appointment.

     If a dealer is utilized in the sale of the Securities, the Company will sell such Securities to the dealer as principal. The dealer may then resell Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sale of the Securities, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities. Unless otherwise indicated in the Prospectus Supplement relating to the Securities, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Securities if any are purchased.

     Agents, dealers, or underwriters and their controlling persons may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts providing for amounts, payment and delivery as described in the Prospectus Supplement. Institutions with whom the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. A commission described in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to contracts accepted by the Company. Contracts will not be subject to any conditions except that (a) the purchase by an institution of the Securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) the Company shall have sold and delivered to any underwriters named in the Prospectus Supplement that portion of the issue of Securities as is set forth therein. The underwriters and agents will not have any responsibility in respect of the validity or the performance of the contracts.

     Unless otherwise indicated in the Prospectus Supplement relating to the Securities, the Securities will not be listed on any securities exchange.

     The place and time of delivery for the Securities will be set forth in the Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The legality of the Securities will be passed upon for the Company by L. Gene Lemon, Esq., Vice President and General Counsel of the Company, and for the underwriters, if any, by Shearman & Sterling, New York, New York. As of May 31, 1994, Mr. Lemon held approximately 49,000 shares of Common Stock of the Company and options to acquire approximately 126,000 of such shares.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ________________________
                               TABLE OF CONTENTS

                                       PAGE
                                       ----
PROSPECTUS SUPPLEMENT
Description Of Notes.................   S-2
Certain United States Federal Income
  Tax Consequences...................  S-14
Plan Of Distribution.................  S-18
Legal Opinion........................  S-19
PROSPECTUS
Available Information................     2
Incorporation By Reference...........     2
The Company..........................     3
Ratio Of Earnings To Fixed Charges
  and Ratio of Earnings to Fixed
  Charges and Preferred Stock
  Dividends..........................     3
Use Of Proceeds......................     4
Description Of Debt Securities.......     4
Description Of Debt Warrants.........    14
Description of Preferred Stock.......    16
Description of Depositary Shares.....    19
Description of Common Stock..........    22
Description of Common Warrants.......    22
Description of Outstanding Capital
  Stock..............................    24
Plan of Distribution.................    29
Experts..............................    29
Legal Opinions.......................    30

$500,000,000

THE DIAL CORP

MEDIUM-TERM NOTES

DUE NINE MONTHS OR MORE
FROM DATE OF ISSUE

SALOMON BROTHERS INC
CITICORP SECURITIES, INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH & CO.
PROSPECTUS SUPPLEMENT
DATED             , 1994

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All expenses other than the Securities and Exchange Commission registration fee are estimated.

    SEC registration fee......................................................  $ 172,414
    Accountants' fees and expenses............................................     75,000
    Legal fees and expenses...................................................     50,000
    Blue Sky fees and expenses................................................     17,500
    Printing and engraving expenses...........................................     16,000
    Rating agencies' fees.....................................................    150,000
    Trustee's and registrar's fees and expenses...............................     15,000
    Miscellaneous.............................................................      4,086
                                                                                ---------
              Total...........................................................  $ 500,000
                                                                                 ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Bylaws of the Company (the "Bylaws") provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; however, except as described in the following paragraph with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

     Pursuant to the Bylaws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will also be entitled to be paid the expense of prosecuting such claim. The Bylaws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware (the "Delaware Law") for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. The Bylaws provide that, following any "change of control" of the Company of the type required to be reported under Item I of Form 8-K promulgated under the Securities Exchange Act of 1934, any such determination will be made by independent legal counsel selected by the claimant, approved by the Board of Directors of the Company (the "Board") (which approval may not be unreasonably withheld) and retained by the Board on behalf of the Company. Neither the failure of the

Company (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including the Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The Bylaws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Bylaws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws permit the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Law. The Company has obtained directors and officers liability insurance providing coverage to its directors and officers. In addition, the Bylaws authorize the Company, to the extent authorized from time to time by the Board, to grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of the Bylaws with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

     The Bylaws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if Delaware law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding will be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

     The Company has entered into indemnification agreements with each of the Company's directors. The indemnification agreements, among other things, require the Company to indemnify the officers and directors to the fullest extent permitted by law, and to advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Company's directors' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and the Bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board or by the stockholders to eliminate the rights it provides, an action that is possible with respect to the relevant provisions of the Bylaws, at least as to prospective elimination of such rights. The Bylaws provide that any amendment or repeal of the Bylaw provisions regarding this indemnification will not adversely affect any right or protection of this indemnification under the Bylaws in respect of any act or omission occurring prior to such amendment or repeal.

ITEM 16.  EXHIBITS

EXHIBIT NO.                                      DESCRIPTION
- -----------   ----------------------------------------------------------------------------------
   1.1(a)     Form of Underwriting Agreement for Debt Securities and Warrants to Purchase Debt
              Securities.
   1.1(b)     Form of Underwriting Agreement for Equity Securities and Warrants to Purchase
              Common Stock.
   1.2        Form of Selling Agency Agreement (with Medium-Term Note Administrative Procedures annexed thereto).
   4.1        Form of Senior Indenture, incorporated herein by reference to Exhibit 4.1 of the
              Registration Statement on Form S-3 (Registration No. 33-61092) filed on April 15,
              1993.
   4.2        Form of Senior Note, incorporated herein by reference to Exhibit 4.2 of the
              Registration Statement on Form S-3 (Registration No. 33-61092) filed on April 15,
              1993.
   4.3        Form of Fixed Rate Medium-Term Note, incorporated herein by reference to Exhibit
              4.3 of the Registration Statement on Form S-3 (Registration No. 33-61092) filed on
              April 15, 1993.
   4.4        Form of Floating Rate Medium-Term Note, incorporated herein by reference to
              Exhibit 4.4 of the Registration Statement on Form S-3 (Registration No. 33-61092)
              filed on April 15, 1993.
   4.5        Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3(A) to Form 8-B filed on February 24, 1992.
   4.6        Bylaws of the Company, incorporated herein by reference to Exhibit 3(B) to Form
              8-B filed on February 24, 1992.
   4.7        Form of Subordinated Indenture among The Dial Corp and Continental Bank, N.A.,
              Trustee.
   4.8        Form of Subordinated Debt Securities.
   4.9(a)     Form of Warrant Agreement for Debt Securities.
   4.9(b)     Form of Warrant Agreement for Equity Securities.
   4.10       Form of Deposit Agreement (including Form of Depositary Receipt).
   4.11       Rights Agreement, dated as of February 15, 1992, between the Company and Bank One of Arizona, N.A. (formerly The Valley National Bank of Arizona), as Rights Agent,
              including as Exhibit B thereto the form of Rights Certificate, incorporated herein by reference to Exhibit 4(C) to Form 8-B filed on February 24, 1992.
   5          Opinion of L. Gene Lemon, Esq. regarding the legality of the Securities.
   8          Tax opinion of Shearman & Sterling.
  12.1        Computation of ratio of earnings to fixed charges.
  12.2        Computation of ratio of earnings to fixed charges and preferred stock dividends.
  23.1        Consent of Deloitte & Touche (included at page II-7).
  23.2        Consent of L. Gene Lemon, Esq. (included in Exhibit 5).
  23.3        Consent of Shearman & Sterling (included in Exhibit 8).
  24          Powers of Attorney of directors and certain officers of the registrant (included at page II-6).
  25.1        Statement of Eligibility on Form T-I of The Chase Manhattan Bank, N.A., as trustee under the Senior Indenture, incorporated herein by reference to Exhibit 25 of the
              Registration Statement on Form S-3 (Registration No. 33-61092) filed on April 15,
              1993.
  25.2        Statement of Eligibility on Form T-1 of Continental Bank, National Association, as
              trustee under the Subordinated Indenture.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and State of Arizona, on the 27th day of June, 1994.

                                          The Dial Corp

                                          By: /s/  JOHN W. TEETS
                                             ______________________________
                                                   John W. Teets
                                                   Chairman, President and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Richard C. Stephan, as his or her attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each such capacity stated below any and all amendments and post-effective amendments to this Registration Statement, as fully as such person could do in person, hereby verifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                                           TITLE                           DATE
                ____________                                         _______                         ______
Principal Executive Officer
/s/    JOHN W. TEETS                                 Director; Chairman, President and           June 27, 1994
_____________________________                             Chief Executive Officer
       John W. Teets

Principal Financial Officer
/s/    F. EDWARD  LAKE                                     Vice President -- Finance             June 27, 1994
_____________________________
       F. Edward Lake

Principal Accounting Officer
/s/    RICHARD C. STEPHAN                           Vice President -- Controller                 June 27, 1994
______________________________
       Richard C. Stephan

Directors
/s/    JOE T. FORD                                                                               June 27, 1994
_______________________________
       Joe T. Ford

/s/    THOMAS L. GOSSAGE                                                                         June 22, 1994
_______________________________
       Thomas L. Gossage

                 SIGNATURES                                  TITLE                                DATE
                ____________                                _______                              _____
/s/      DONALD E. GUINN                                                                    June 27, 1994
_______________________________
         Donald E. Guinn

/s/      JESS HAY                                                                           June 27, 1994
_______________________________
         Jess Hay

/s/      JUDITH K. HOFER                                                                    June 21, 1994
_______________________________
         Judith K. Hofer

 /s/     JACK F. REICHERT                                                                   June 27, 1994
_______________________________
         Jack F. Reichert

/s/      LINDA JOHNSON RICE                                                                 June 27, 1994
_______________________________
         Linda Johnson Rice

/s/      DENNIS C. STANFILL                                                                 June 27, 1994
________________________________
         Dennis C. Stanfill

/s/      A. THOMAS YOUNG                                                                    June 21, 1994
________________________________
         A. Thomas Young

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of The Dial Corp on Form S-3 of our reports dated February 25, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Dial Corp for the year ended December 31, 1993, and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE
Phoenix, Arizona
June 22, 1994

                                                     REGISTRATION NO.

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                            ------------------------

                                    EXHIBITS
                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 THE DIAL CORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

================================================================================

                                 EXHIBIT INDEX

EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
- -----------   ----------------------------------------------------------------------------------
   1.1(a)     Form of Underwriting Agreement for Debt Securities and Warrants to Purchase Debt
              Securities.
   1.1(b)     Form of Underwriting Agreement for Equity Securities and Warrants to Purchase
              Common Stock.
   1.2        Form of Selling Agency Agreement (with Medium-Term Note Administrative Procedures annexed thereto).
   4.1        Form of Senior Indenture, incorporated herein by reference to Exhibit 4.1 of the
              Registration Statement on Form S-3 (Registration No. 33-61092) filed on April 15,
              1993.
   4.2        Form of Senior Note, incorporated herein by reference to Exhibit 4.2 of the
              Registration Statement on Form S-3 (Registration No. 33-61092) filed on April 15,
              1993.
   4.3        Form of Fixed Rate Medium-Term Note, incorporated herein by reference to Exhibit
              4.3 of the Registration Statement on Form S-3 (Registration No. 33-61092) filed on
              April 15, 1993.
   4.4        Form of Floating Rate Medium-Term Note, incorporated herein by reference to
              Exhibit 4.4 of the Registration Statement on Form S-3 (Registration No. 33-61092)
              filed on April 15, 1993.
   4.5        Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3(A) to Form 8-B filed on February 24, 1992.
   4.6        Bylaws of the Company, incorporated herein by reference to Exhibit 3(B) to Form
              8-B filed on February 24, 1992.
   4.7        Form of Subordinated Indenture among The Dial Corp and Continental Bank, N.A.,
              Trustee.
   4.8        Form of Subordinated Debt Securities.
   4.9(a)     Form of Warrant Agreement for Debt Securities.
   4.9(b)     Form of Warrant Agreement for Equity Securities.
   4.10       Form of Deposit Agreement (including Form of Depositary Receipt).
   4.11       Rights Agreement, dated as of February 15, 1992, between the Company and Bank One of Arizona, N.A. (formerly The Valley National Bank of Arizona), as Rights Agent,
              including as Exhibit B thereto the form of Rights Certificate, incorporated herein by reference to Exhibit 4(C) to Form 8-B filed on February 24, 1992.
   5          Opinion of L. Gene Lemon, Esq. regarding the legality of the Securities.
   8          Tax opinion of Shearman & Sterling.
  12.1        Computation of ratio of earnings to fixed charges.
  12.2        Computation of ratio of earnings to fixed charges and preferred stock dividends.
  23.1        Consent of Deloitte & Touche (included at page II-7).
  23.2        Consent of L. Gene Lemon, Esq. (included in Exhibit 5).
  23.3        Consent of Shearman & Sterling (included in Exhibit 8).
  24          Powers of Attorney of directors and certain officers of the registrant (included at page II-6).
  25.1        Statement of Eligibility on Form T-I of The Chase Manhattan Bank, N.A., as trustee under the Senior Indenture, incorporated herein by reference to Exhibit 25 of the
              Registration Statement on Form S-3 (Registration No. 33-61092) filed on April 15,
              1993.
  25.2        Statement of Eligibility on Form T-1 of Continental Bank, National Association, as
              trustee under the Subordinated Indenture.